UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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KEYSIGHT TECHNOLOGIES, INC.
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Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 Ronald S. Nersesian Chairman, President and Chief Executive Officer

January 31, 2020

To Our Stockholders:

I am pleased to invite you to attend our annual meeting of stockholders (the “Annual Meeting”) of Keysight Technologies, Inc. (“Keysight” or “Company”) to be held on Thursday, March 19, 2020 at 8:00 a.m., Pacific Standard Time, at Keysight’s headquarters, located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.). Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

If you are unable to attend the Annual Meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.keysight.com and select the link for the webcast. To listen by telephone, please call (833) 245-9654 (international callers should dial +1 (647) 689-4226 . The meeting pass code is 7972309. The webcast will begin at 8:00 a.m. and a recording of the webcast will remain on Keysight’s website for six months. You cannot record your vote or ask questions on this website or at this phone number.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

Thank you for your ongoing support of, and continued interest in, Keysight.

Sincerely,

Admission to the Annual Meeting will be limited to stockholders and their proxies. You are entitled to attend the Annual Meeting only if you are a stockholder of record as of the close of business on January 21, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Annual Meeting. Keysight reserves the right to inspect any persons or proposals prior to their admission to the Annual Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Annual Meeting.

KEYSIGHT TECHNOLOGIES, INC.

1400 Fountaingrove Parkway
Santa Rosa, California 95403
(707) 577-6915

Notice of Annual Meeting of Stockholders

TIME	8:00 a.m., Pacific Standard Time, on Thursday, March 19, 2020

PLACE	Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 (U.S.A.)

ITEMS OF BUSINESS	(1) To elect three directors to a 3-year term. At the Annual Meeting, the Board of Directors (the “Board”) intends to present the following nominees for election as directors:
• Paul N. Clark
• Richard P. Hamada
• Paul A. Lacouture

(2) To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm.

(3) To approve, on a non-binding advisory basis, the compensation of Keysight’s named executive officers.

(4) To consider such other business as may properly come before the Annual Meeting.

RECORD DATE	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on January 21, 2020.

ANNUAL MEETING ADMISSION
To be admitted to the Annual Meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The Annual Meeting will begin promptly at 8:00 a.m. Limited seating is available on a first come, first served basis.

VOTING
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board,

Jeffrey K. Li
Senior Vice President, General Counsel and Secretary

PROXY SUMMARY | 1

This Proxy Statement and the accompanying proxy card are being sent or made available on or about January 31, 2020.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Voting Matters and Vote Recommendations

There are three items of business which Keysight currently expects to be considered at the 2020 Annual Meeting. The following table lists those items of business and the Keysight Board’s vote recommendation.

PROPOSAL	BOARD VOTE RECOMMENDATION
Election of Directors	For each director nominee
Ratification of the Independent Registered Public Accounting Firm	For
Advisory Vote to Approve Named Executive Officer Compensation	For

Director Nominees

Keysight’s Board of Directors is divided into three classes serving staggered three-year terms. The following table provides summary information, as of December 31, 2019, about each of the director nominees who are being voted on at the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIPS				OTHER PUBLIC BOARDS
				AC	CC	NCG	EC
Paul N. Clark	72	2014	Yes	M		C	M	•	Agilent Technologies, Inc.
Richard P. Hamada	61	2014	Yes		M	M		•	None
Paul A. Lacouture	69	2019	Yes	M		M		•	None

Key: AC: Audit and Finance Committee; CC: Compensation Committee; NCG: Nominating and Corporate Governance Committee; EC: Executive Committee; C: Chairperson; M: Member

Independent Registered Public Accounting Firm

We ask our stockholders to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as Keysight’s independent registered public accounting firm for fiscal year 2020.

The following table presents fees for professional audit services rendered to Keysight by PwC for the years ended October 31, 2019 and 2018.

Fee Category:	Fiscal 2019 ($)	% of Total (%)	Fiscal 2018 ($)	% of Total (%)
Audit Fees	$5,058,000	93.0	$5,775,000	97.0
Audit-Related Fees	326,000	6.0	34,250	1.0
Tax Fees:
Tax compliance/preparation	38,741	1.0	148,000	2.0
Other tax services	—	0	—	0
Total Tax Fees	38,741	1.0	148,000	2.0
All Other Fees	3,000	0	3,000	0
Total Fees	5,425,741	100.0	5,960,250	100.0

PROXY SUMMARY | 2

Executive Compensation Matters

The proxy statement contains information about Keysight’s executive compensation programs. In particular, you will find detailed information in the Compensation Discussion and Analysis starting on page 27 and the Executive Compensation tables starting on page 45.

Our executive officers are compensated in a manner consistent with Keysight’s business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance. We believe that our programs are well aligned with the interests of our stockholders and are instrumental to achieving our business strategy.

We are requesting your non-binding vote to approve the compensation of the Company’s named executive officers as described on pages 27 to 60, including the Summary Compensation Table and subsequent tables on pages 45 to 60 of the proxy statement.

TABLE OF CONTENTS | i

TABLE OF CONTENTS | ii

TABLE OF CONTENTS | iii

Election of Directors | 3

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nomination Criteria: Qualifications and Experience

The Nominating and Corporate Governance Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Nominating and Corporate Governance Committee reviews both the short and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating and Corporate Governance Committee then compares those skills to the skills of the current directors and potential director candidates. The Nominating and Corporate Governance Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Nominating and Corporate Governance Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in academic, government or other relevant fields;
•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of Keysight; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board with respect to factors such as age, race, gender, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time.

Current Director Terms

Keysight’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Keysight’s Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of nine directors divided into three classes. The terms of the three current director nominees will expire at this Annual Meeting. The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2021
II	James G. Cullen, Jean M. Halloran and Joanne B. Olsen	2022
III	Paul N. Clark, Richard P. Hamada and Paul A. Lacouture	2020

Directors elected at the 2020 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2023 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). Each nominee is a current director of Keysight, and information regarding each of the nominees is provided below as of December 31, 2019. There are no family relationships among Keysight’s executive officers and directors.

Election of Directors | 4

Director Nominees for Election to New Three-Year Terms That Will Expire in 2023

PAUL N. CLARK

Age: 72	Keysight Committees:		Public Directorships:
Director Since:	•	Audit and Finance	•	Agilent Technologies, Inc.
October 2014	•	Nominating and Corporate Governance (Chair)
October 2014 through October 2019 (Chairman of the Board)	•	Executive
Former Public Directorships Held During the Past Five Years:
November 2019 to present (Lead Independent Director)
			•	Biolase, Inc.
			•	Catalent, Inc.

Mr. Clark was a Strategic Advisory Board member of Genstar Capital LLC from August 2007 to December 2016 and was an Operating Partner from August 2007 to January 2013. Genstar is a middle market private equity firm which focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark received a Bachelor of Arts degree in finance from the University of Alabama and a Masters in Business Administration from Dartmouth College. Mr. Clark has significant experience with Keysight and its businesses, having been a director of Keysight’s predecessor, Agilent, since May 2006. He additionally brings extensive management experience from numerous senior management positions and considerable public company director experience.

RICHARD P. HAMADA

Age: 61	Keysight Committees:		Public Directorships:
Director Since:	•	Compensation	•	None.
October 2014	•	Nominating and Corporate Governance
Former Public Directorships Held During the Past Five Years:
			•	Avnet, Inc.

Mr. Hamada served as the Chief Executive Officer of Avnet Inc. from July 2011 until July 2016 and as a member of the Avnet Board of Directors from February 2011 until July 2016. He first joined Avnet in 1983 and has served in many capacities including President from May 2010 until July 2011 and Chief Operating Officer from July 2006 until July 2011, as President of Avnet’s Technology Solutions operating group from July 2003 until July 2006, and as President of its Computer Marketing business unit from January 2002 until July 2003. Mr. Hamada holds a Bachelor of Science degree in Finance from San Diego State University where, in June 2009, he was named as a member of the College of Business Administration Advisory Board. As a result of Mr. Hamada’s broad background in the technology and electronics industries, spanning his career, Mr. Hamada provides the Keysight Board with extensive sales, marketing and management knowledge.

Election of Directors | 5

PAUL A. LACOUTURE

Age: 69	Keysight Committees:		Public Directorships:
Director Since:	•	Audit and Finance	•	None.
March 2019	•	Nominating and Corporate Governance
Former Public Directorships Held During the Past Five Years:
			•	Neustar, Inc.

Mr. Lacouture served as a director of Neustar, Inc. from 2007 to 2018. Mr. Lacouture retired in 2007 as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, a position he had held since 2006. From 2000 to 2006, Mr. Lacouture was President of the Verizon Network Services Group. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was President of the Network Services group at Bell Atlantic. Mr. Lacouture received his Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute and an MBA from Northeastern University. Mr. Lacouture brings extensive management experience from numerous senior management positions and considerable public company director experience to the Keysight Board.

Keysight’s Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

Continuing Directors Not Being Considered for Election at this Annual Meeting

The Keysight directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with Keysight’s Bylaws. Information regarding each of such directors, as of December 31, 2019, is provided below.

Directors Whose Terms Will Expire in 2021

RONALD S. NERSESIAN

Age: 60	Keysight Committees:		Public Directorships:
Director Since:	•	Executive (Chair)	•	Trimble, Inc.
December 2013
November 2019 to present (Chairman of the Board)			Former Public Directorships Held During the Past Five Years:
			•	None

Mr. Nersesian has served as the Chairman of the Board since November 1, 2019 and as President and Chief Executive Officer of Keysight since December 2013. Prior to the separation, Mr. Nersesian served as Executive Vice President of Agilent Technologies, Inc. and additionally served as President of Agilent from November 2012 to September 2013 and as Chief Operating Officer, Agilent from November 2011 to September 2013. From November 2011 to November 2012, Mr. Nersesian served as Agilent’s Executive Vice President and Chief Operating Officer. He served as Senior Vice President, Agilent, and President, Electronic Measurement Group from March 2009 to November 2011, as Agilent’s Vice President and General Manager of the Wireless Business Unit of the Electronics Measurement Group from February 2005 to February 2009, and as Agilent’s Vice President and General Manager of the Design Validation Division from May 2002 to February 2005. Prior to joining Agilent, Mr. Nersesian served in management positions with LeCroy Corporation from 1996 to 2002. From 1984 through 1996, Mr. Nersesian served in various roles with HP, Inc. Mr. Nersesian holds a Bachelor of Science degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business. Mr. Nersesian brings to the Board strong business operational experience with technology companies and management expertise developed over three decades.

Election of Directors | 6

CHARLES J. DOCKENDORFF

Age: 65	Keysight Committees:		Public Directorships:
Director Since:	•	Audit and Finance (Chair)	•	Boston Scientific Corporation
October 2014	•	Nominating and Corporate Governance	•	Haemonetics Corporation
			•	Hologic, Inc.
Former Public Directorships Held During the Past Five Years:
			•	None

Mr. Dockendorff served as the Executive Vice President and Chief Financial Officer of Covidien plc from 2006 until his retirement in March 2015, and as Vice President and Chief Financial Officer from 1995 to 2006. Mr. Dockendorff was appointed Chief Financial Officer of Tyco Healthcare in 1995, having joined the Kendall Healthcare Products Company as Controller. He was named Vice President and Controller of Kendall in 1994. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. Mr. Dockendorff is a Certified Public Accountant and holds a Bachelor’s degree in Business Administration and Accounting from the University of Massachusetts and a Master of Science degree in Finance from Bentley College. As a result of Mr. Dockendorff’s significant financial experience,Mr. Dockendorff provides the Keysight Board with extensive accounting, tax, treasury, financial planning, and audit knowledge.

ROBERT A. RANGO

Age: 61	Keysight Committees:		Public Directorships:
Director Since:	•	Audit and Finance	•	KLA Corporation
November 2015	•	Nominating and Corporate Governance
Former Public Directorships Held During the Past Five Years:
			•	Integrated Device Technology, Inc.

Mr. Rango has served as the President and Chief Executive Officer of Enevate Corporation since June 2016. Mr. Rango served from March 2002 to July 2014 as an executive at Broadcom Corporation. From 2010 to 2014, he served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group. During his tenure at Broadcom, Mr. Rango held many senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group. Mr. Rango received his Bachelor of Engineering degree in Electrical Engineering from State University of New York and his Master of Engineering in Electrical Engineering from Cornell University. Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. His mobile, wireless, semiconductor, optical, software and technology management expertise make him a valuable member of the Keysight Board.

Directors Whose Terms Will Expire in 2022

JAMES G. CULLEN

Age: 77	Keysight Committees:		Public Directorships:
Director Since:	•	Compensation (Chair)	•	Avinger, Inc.
October 2014	•	Nominating and Corporate Governance
Former Public Directorships Held During the Past Five Years:
			•	Johnson & Johnson
			•	Neustar, Inc.
			•	Prudential Financial, Inc.
			•	Agilent Technologies, Inc.

Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen holds a Bachelor of Arts degree in Economics from Rutgers University and a Master of Science degree in Management Science from the Massachusetts Institute of Technology. Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its

Election of Directors | 7

predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Keysight’s business having served on the board of Agilent for over 10 years, including more than five years as the non-executive chairman.

JEAN M. HALLORAN

Age: 67	Keysight Committees:		Public Directorships:
Director Since:	•	Nominating and Corporate Governance	•	None.
October 2014	•	Compensation
Former Public Directorships Held During the Past Five Years:
			•	Adaptive Insights, Inc.

Ms. Halloran served as Senior Vice President of Human Resources for Agilent Technologies from August 1999 through October 2014. She directed all aspects of Agilent’s talent and rewards management, leadership development and culture. Ms. Halloran has extensive experience in Human Resources, extending back to when she joined Hewlett Packard’s Medical Products Group in 1980. Within that group, she held various positions in Manufacturing, Quality and Strategic Planning as well as Human Resources. In 1993, Ms. Halloran headed Human Resources for HP’s Measurement Systems Organization and, in 1997, was appointed Director of Education for the company. Ms. Halloran received her BA from Princeton University and an MBA from Harvard University. Ms. Halloran has served as a director of several schools and non-profit organizations. Ms. Halloran has in-depth knowledge of Keysight and its businesses, having been a leader at Keysight’s predecessors, Agilent and HP, for over 30 years. Over the course of her career, she developed considerable expertise in Keysight’s businesses, policies and practices. This perspective provides valuable insight on the Keysight Board.

JOANNE B. OLSEN

Age: 60	Keysight Committees:		Public Directorships:
Director Since:	•	Nominating and Corporate Governance	•	Ciena Corporation
May 2019	•	Compensation	•	Teradata Corporation
Former Public Directorships Held During the Past Five Years:
			•	None

Ms. Olsen has served as a director of Keysight since May 2019. Ms. Olsen also serves on the Board of Directors of Ciena Corporation (NYSE: CIEN) and Teradata Corporation (NYSE: TDC). Ms. Olsen most recently served as Executive Vice President of Oracle Global Cloud Services and Support until her retirement in 2017. She previously served as Senior Vice President and leader of Oracle’s applications sales, alliances and consulting organizations in North America. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. Ms. Olsen holds a B.A. in Mathematics and Economics from East Stroudsburg University of Pennsylvania. Ms. Olsen brings a strong combination of sales, support and product experience from numerous senior management positions and considerable public company director experience, making her a valuable addition to the Keysight Board.

Corporate Governance Matters | 8

Corporate Governance Matters

Corporate Governance Highlights

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.

✔	Eight of our nine directors are independent	✔	Annual board self-assessment process
✔	Lead Independent Director	✔	Majority voting and director resignation policy in uncontested director elections
✔	Independent standing board committees	✔	Annual evaluation of the Chief Executive Officer by independent directors
✔	Regular meetings of our independent directors without management present	✔	Strong focus on pay-for-performance
✔	Two of our nine directors are female (22%)	✔	Stock ownership guidelines for executive officers and directors
✔	One of our nine directors is racially diverse (11%)	✔	Policies prohibiting hedging, short selling and pledging of our common stock
✔	Average Board tenure of 4 years (as of end of FY19)	✔	Clawback policy on executive compensation

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to assist it in guiding Keysight’s governance practices. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the applicable rules and listing standards. These practices are regularly reevaluated by the Nominating and Corporate Governance Committee in light of changing circumstances to ensure that the best interests of the Company and its stockholders are being served. A copy of our Corporate Governance Guidelines is located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at http://investor.keysight.com.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board and Keysight’s Chairman of the Board by filling out the form at “Contact the Chairman” under “Corporate Governance” at http://investor.keysight.com or by writing to Ronald S. Nersesian, c/o Keysight Technologies, Inc., General Counsel, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairman of the Board preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (“Unrelated Items”) will not be forwarded to the Chairman of the Board. In addition, unrelated items include material that is unduly hostile, threatening, illegal or similarly unsuitable, and will not be forwarded to the Chairman of the Board. Any communication that is relevant to the conduct of Keysight’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairman of the Board and any other independent director upon request. The independent directors grant the General Counsel discretion to decide which correspondence will be shared with Keysight’s management and specifically instruct that any personal employee complaints be forwarded to Keysight’s Human Resources Department.

Director Qualification Standards

Keysight’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with Keysight’s Board the appropriate skills and characteristics required of Board members in the context of the makeup of the Board and developing criteria for identifying and evaluating Board candidates.

Corporate Governance Matters | 9

The process that this Committee uses to identify a nominee to serve as a member of the Board depends on the qualities being sought. From time to time, Keysight may engage an executive search firm to assist the Nominating and Corporate Governance Committee in identifying individuals qualified to be Board members. The Nominating and Corporate Governance Committee considers the knowledge, experience, diversity and personal and professional integrity of potential directors, as well as their willingness to devote the time necessary to effectively carry out the duties and responsibilities of Board membership. When seeking new director candidates, the Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by our stockholders. The Nominating and Corporate Governance Committee does not evaluate candidates differently based upon the source of the nominee. The Nominating and Corporate Governance Committee may reevaluate the relevant criteria for Board membership from time to time in response to changing business factors or regulatory requirements. The Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Board Leadership Structure

Keysight’s Board consists of nine directors, eight of which are independent. Mr. Nersesian, who serves as Keysight’s President and Chief Executive Officer, was unanimously elected Chairman of the Board effective November 1, 2019. Mr. Clark, who served as Keysight’s Chairman of the Board from 2014 through October 2019, is the Lead Independent Director. The responsibilities of the Lead Independent Director include reviewing and coordinating the agenda for Board meetings in consultation with the Chairman; liaising between the Chairman and the independent directors; presiding over meetings of independent directors at which the Chairman is not present; in conjunction with the Compensation Committee, evaluating the performance of the Chief Executive Officer and reviewing Chief Executive Officer compensation; guiding the Board’s annual self-assessment process; and leading the Board in periodic reviews of senior management succession planning.

The Board believes that combining the positions of Chief Executive Officer and Chairman of the Board will provide greater coordination between the Board and management on strategies for growth and value creation. The Board also believes that having the Chief Executive Officer serve as Chairman of the Board, together with an experienced and engaged Lead Independent Director, is the appropriate leadership structure for Keysight at this time.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its Committees. The Audit and Finance Committee has primary responsibility for overseeing Keysight’s enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including Keysight’s financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees risks associated with Keysight’s compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discusses whether Keysight’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board is kept abreast of its Committees’ risk oversight and other activities via reports of the Committee chairpersons to the full Board during Board meetings.

We have adopted charters of our Compensation Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee and Executive Committee consistent with the applicable rules and standards. Our Committee charters are located in the Investor Relations Section of our website and can be accessed by clinking on “Governance Policies” in the “Corporate Governance” section of our web page at http://investor.keysight.com.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes” cast with respect to that director shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

Corporate Governance Matters | 10

The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Policies on Business Ethics

Keysight has adopted a Standards of Business Conduct that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All officers and employees of Keysight are required to read, understand and abide by the requirements of the Standards of Business Conduct. Keysight has also adopted a Director Code of Ethics applicable to Keysight’s directors.

These documents are accessible on the Company’s website at http://investor.keysight.com. Any waiver of these codes for directors or executive officers may be made only by the Audit and Finance Committee. Keysight will disclose any amendment to, or waiver from, a provision of the Standards of Business Conduct for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company’s website within four business days following the date of the amendment or waiver. In addition, Keysight will disclose any waiver from these codes for the other executive officers and for directors on the website.

Director Independence

The majority of Keysight’s Board is “independent” as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the Board. The Board has affirmatively determined that Paul N. Clark, James G. Cullen, Charles J. Dockendorff, Jean M. Halloran, Richard P. Hamada, Paul A. Lacouture, Joanne B. Olsen, and Robert A. Rango are independent. The criteria adopted by Keysight’s Board to assist it in making determinations regarding the independence of its members are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board has to determine that a director does not have a material relationship with Keysight or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with Keysight or its subsidiaries). In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with Keysight or its subsidiaries, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation.

Keysight’s Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent.

Audit and Finance Committee Member Independence

Keysight has adopted standards for Audit and Finance Committee member independence in compliance with the Securities and Exchange Commission (the “SEC”) and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Audit and Finance Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of an Audit and Finance Committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director;
•	whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight; and
•	whether such director serves on more than three reporting company audit committees.

Charles Dockendorff currently serves on the audit committee of four public companies, including Keysight. The Board has considered whether such simultaneous service would impair his ability to effectively serve as the chairperson of

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Keysight’s Audit and Finance Committee. In its analysis, the Board considered the committee’s demanding roles and responsibilities and the time commitment required by such service. The Board also considered the skills and expertise of Mr. Dockendorff and the various commitments of his time. After careful consideration, the Board concluded that Mr. Dockendorff’s other audit committee service does not impair his ability to effectively fulfill his responsibilities to Keysight at the time and, therefore, the Board has specifically approved his continuation as chairperson of Keysight’s Audit and Finance Committee.

The Board has also determined that each of the members of the Audit and Finance Committee is independent.

Compensation Committee Member Independence

Keysight has adopted standards for Compensation Committee member independence in compliance with the SEC and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director; and
•	whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight.

The Board has determined that each of the members of the Compensation Committee is independent.

COMMITTEES OF THE BOARD OF DIRECTORS | 12

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing Committees and their composition as of the end of fiscal year 2019 was as set forth in the table below. The Board held six meetings during fiscal year 2019. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. The members of the committees, as of the date of this Proxy Statement, and the number of Board and committee meetings during fiscal 2019 are identified in the following table.

Director	Board	Audit and Finance	Compensation	Nominating and Corporate Governance	Executive
Paul N. Clark	CHAIR	✔		CHAIR	CHAIR
James G. Cullen	✔		CHAIR	✔
Charles J. Dockendorff	✔	CHAIR		✔
Jean M. Halloran	✔
Richard P. Hamada	✔		✔	✔
Paul A. Lacouture	✔	✔		✔
Ronald S. Nersesian	✔				✔
Joanne B. Olsen	✔		✔	✔
Robert A. Rango	✔	✔		✔
Number of Meetings	6	11	5	3	—

Keysight encourages, but does not require, its Board members to attend the annual stockholders meeting. In 2019, all of Keysight’s then-sitting directors attended the annual stockholders meeting.

Audit and Finance Committee

The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Keysight’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;
•	review and approve the scope of the annual internal and external audits;
•	review and pre-approve the engagement of Keysight’s independent registered public accounting firm to perform audit and non-audit services and the related fees;
•	meet independently with Keysight’s internal auditing staff, independent registered public accounting firm and senior management;
•	review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;
•	review Keysight’s consolidated financial statements and disclosures including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports on Form 10-K or Form 10-Q;
•	establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
•	monitor compliance with Keysight’s Standards of Business Conduct; and
•	review disclosures from Keysight’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the Audit and Finance Committee.

In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board has identified Charles J. Dockendorff as the Audit and Finance Committee’s “Financial Expert.”

COMMITTEES OF THE BOARD OF DIRECTORS | 13

Compensation Committee

The Compensation Committee is responsible for compensation of Keysight’s CEO and other executive officers as well as Keysight’s compensation plans, policies and programs as they affect the CEO and other executive officers. In addition, the Compensation Committee:

•	determines the compensation and the corporate goals and objectives of the performance of the CEO and other executive officers;
•	reviews and evaluates the performance of the CEO and other executive officers;
•	supervises and oversees the administration of Keysight’s incentive compensation, variable pay and stock programs and arrangements, including the impact of such programs and arrangements on Company risk;
•	establishes comparator peer group and compensation targets based on this peer group for the Company’s named executive officers;
•	review and assess, on an annual basis, the impact of the Company’s compensation programs and arrangements on Company risk; and
•	has sole authority to retain and terminate executive compensation consultants.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation,” and the Compensation Committee’s charter.

The Compensation Committee is aided by an independent consultant, currently Frederic W. Cook & Co., Inc. (“F. W. Cook”), who is selected and retained by the Compensation Committee. The role of F. W. Cook is to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. F. W. Cook also evaluates compensation for non-employee directors and equity compensation programs generally. The firm consults with the Committee about its recommendations to the Board on chief executive officer compensation. To maintain the independence of the firm’s advice, F. W. Cook does not provide any services for Keysight other than those described above. These standards require that the Committee annually assess the independence of its compensation consultant. In assessing the consultant’s independence, the Compensation Committee considers all factors relevant to that person’s independence from management, including the rules of the NYSE. F. W. Cook annually prepares for the Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the standards. The Committee believes that F. W. Cook has been independent during its service for the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee proposes a slate of directors for election by Keysight’s stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board. It is also responsible for reviewing management succession plans, recommending to the Board the appropriate Board size and Committee structure and developing and reviewing corporate governance principles applicable to Keysight.

The Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information about the Meeting” located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee.

Keysight typically hires a third-party executive search firm to help identify and facilitate the screening and interview process for director candidates. To be considered by the Nominating and Corporate Governance Committee, a director nominee must have:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

COMMITTEES OF THE BOARD OF DIRECTORS | 14

•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of Keysight; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, race, gender, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. The executive search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review and helps set up interviews. The Nominating and Corporate Governance Committee and Keysight’s Chief Executive Officer interview candidates that meet the criteria, and the Nominating and Corporate Governance Committee selects candidates that best suit the Board’s needs. We do not use a third party to evaluate current Board members.

The Nominating and Corporate Governance Committee also administers Keysight’s Related Person Transactions Policy and Procedures. See “Related Person Transactions Policy and Procedures” for more information.

Executive Committee

The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Keysight’s Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board Committee, fix director compensation, amend or repeal any non-amendable or non-repeatable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other Committees or take any action not permitted under Delaware law to be delegated to a committee.

During fiscal year 2019, the Executive Committee did not hold any meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION | 15

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the table on page 12. No member of the Compensation Committee was at any time during fiscal 2019 or at any other time an officer or employee of Keysight, and no member of this committee had any relationship with Keysight requiring disclosure under Item 404 of Regulation S-K. No executive officer of Keysight has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2019.

Each of the members of the Compensation Committee is considered independent under the Company’s Board and Compensation Committee Independence Standards as set forth in the Company’s Amended and Restated Corporate Governance Guidelines.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES | 16

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company’s Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the Company. In addition, the Company has adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of the Company’s executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction (within the meaning of Item 404(a) of Regulation S-K) involving the Company and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under our Related Person Transactions Policy, the General Counsel must advise the Nominating and Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating and Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating and Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board and each officer of the Company that is a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating and Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

The Nominating and Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the Company with any related person.

In 2014, the Board adopted the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:

•	Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2% of that company’s total annual revenues.
•	Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2% of the charitable organization’s total annual receipts.

Keysight will disclose the terms of related person transactions in its filings with the SEC to the extent required.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES | 17

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2019, none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.

During fiscal year 2019, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have direct or indirect material interest, in an amount exceeding $120,000, except for the following:

•	BlackRock, Inc. holds 6.8% of Keysight’s total outstanding equity pursuant to information contained in a Schedule 13G filed with the SEC on February 6, 2019. During fiscal year 2019, Keysight purchased from BlackRock Advisors (UK) Ltd., a subsidiary of BlackRock, Inc. approximately $181,000 of products and/or services, and from BlackRock Investment Management (UK) Ltd., also a subsidiary of BlackRock, Inc. approximately $31,000 of products and/or services, for a total amount of approximately $212,000. The transactions with BlackRock Advisors (UK) Ltd. and BlackRock Investment Management (UK) Ltd. fell within Keysight’s pre-approved transactions.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | 18

PROPOSAL 2—RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as Keysight’s independent registered public accounting firm to audit its consolidated financial statements for the 2020 fiscal year. During the 2019 fiscal year, PwC served as Keysight’s independent registered public accounting firm and also provided certain tax and other non-audit services. Although Keysight is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Keysight’s Board recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s Independent Registered Public Accounting Firm.

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered to Keysight by PwC for the years ended October 31, 2019 and 2018.

Fee Category:	Fiscal 2019 ($)	% of Total (%)	Fiscal 2018 ($)	% of Total (%)
Audit Fees	$5,058,000	93.0	$5,775,000	97.0
Audit-Related Fees	326,000	6.0	34,250	1.0
Tax Fees:
Tax compliance/preparation	38,741	1.0	148,000	2.0
Other tax services	—	0	—	0
Total Tax Fees	38,741	1.0	148,000	2.0
All Other Fees	3,000	0	3,000	0
Total Fees	5,425,741	100.0	5,960,250	100.0

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of Keysight’s consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fees for fiscal 2019 and 2018 also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Keysight’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting.

Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Keysight’s intent is to minimize services in this category.

In making its recommendation to ratify the appointment of PwC as Keysight’s independent registered public accounting firm for the fiscal year ending October 31, 2020, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | 19

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget.

AUDIT AND FINANCE COMMITTEE REPORT | 20

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Audit and Finance Committee Report by reference therein.

December 16, 2019

The Audit and Finance Committee of the Board reviewed the quality and integrity of Keysight’s consolidated financial statements contained in the 2019 Annual Report on Form 10-K, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board has identified Charles J. Dockendorff as the Audit and Finance Committee’s “Financial Expert.” Keysight operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met eleven times during the 2019 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the web page at www.investor.keysight.com or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Keysight’s independent registered public accounting firm, Keysight’s audited consolidated financial statements and Keysight’s internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from Keysight. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Keysight’s audited consolidated financial statements be included in Keysight’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee
Charles J. Dockendorff, Chairperson
Paul N. Clark
Paul A. Lacouture
Robert A. Rango

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT | 21

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of December 31, 2019, concerning each person or group known by Keysight, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our Common Stock. As of December 31, 2019, there were 195,021,161 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	23,455,841	(1)	12.50%
The Vanguard Group - 23-1945930 PO Box 2600 V26 Valley Forge, PA 19482-2600	20,499,647	(2)	10.92%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,680,218	(3)	6.80%
(1)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019, by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,606,225 shares and sole dispositive power with respect to 23,455,841 shares.
(2)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Schedule 13G/A indicates that the Vanguard Group has sole voting power with respect to 215,766 shares, shared voting power with respect to 36,600 shares, sole dispositive power with respect to 20,252,204 shares and shared dispositive power with respect to 247,443 shares.
(3)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 6, 2019, by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 11,039,435 shares and sole dispositive power with respect to 12,680,218 shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT | 22

Stock Ownership of Directors and Officers

The following table sets forth, as of December 31, 2019, the beneficial ownership of Keysight’s common stock by each director and each of the named executive officers included in the “Summary Compensation Table” on page 45 and the beneficial ownership of Keysight’s common stock by all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 1, 2020, 60 days after December 31, 2019, through the exercise of any stock options or the vesting of stock unit awards. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. As of December 31, 2019, there were 195,021,161 shares of common stock outstanding.

Name of Beneficial Owners	Number of Shares of Common Stock	Number of Shares Subject to Stock Awards (1)	Deferred Stock(2)	Total Shares Beneficially Owned	Percentage of Class
Ronald S. Nersesian	30,621	—	132,007	162,629	*
Jay Alexander	48,891	—	3,227	52,118	*
Paul N. Clark	382	—	67,273	67,655	*
James G. Cullen	12,312	—	10,522	22,834	*
Satish Dhanasekaran	12,968	—	16,993	29,961	*
Charles J. Dockendorff	15,561	—	45,215	60,776	*
Neil P. Dougherty	17,096	79,374	48,019	144,489	*
Soon Chai Gooi	179,738	—	—	179,738	*
Jean M. Halloran	41,700	—	—	41,700	*
Richard P. Hamada	—	—	42,160	42,160	*
Paul A. Lacouture	2,351	—	—	2,351	*
Joanne B. Olsen	1,763	—	—	1,763	*
Robert A. Rango	—	—	19,493	19,493	*
All directors and executive officers as a group (18 persons)	506,360	89,636	416,847	827,667	0.52%
*	Less than one percent.
(1)	Includes stock options that may be exercised as of March 1, 2020 or stock unit awards that will vest within 60 days of December 31, 2019, if any.
(2)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan or similar arrangement to which voting or investment power exists.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Keysight’s directors, executive officers and holders of more than 10% of Keysight common stock to file reports with the SEC regarding their ownership and changes in ownership of Keysight stock. Keysight believes that during the 2019 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements.

In making these statements, Keysight has relied upon examination of copies of Forms 3, 4 and 5 provided to Keysight and the written representations of its directors and officers.

COMPENSATION OF NON-EMPLOYEE DIRECTORS | 23

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Highlights

•	Fees for committee service to differentiate individual pay based on workload.
•	Emphasis on equity in the overall compensation mix.
•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.
•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment.
•	Deferral provisions to facilitate stock ownership.
•	An annual limit on total director compensation.

Keysight’s director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board of Directors and its committees, and equity to align the interest of directors and stockholders. The non-employee director’s compensation plan year begins on March 1st and ends on the last day of February of the following calendar year (the “Plan Year”).

Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendation aligns with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation Committee, F.W. Cook, the Compensation Committee’s independent consultant, annually analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see pages 30-31 for more information about the peer group).

In September 2018, F.W. Cook reviewed the competitive position of the compensation for non-employee directors and did not recommend making any changes given Keysight’s competitive positioning relative to its peers and its program adjustments made in the prior year. F.W. Cook also advised that it is typical to refresh the Board compensation program biennially. As a result, our director compensation program remained unchanged for fiscal year 2019.

The compensation to our non-employee directors for fiscal year 2019 is set forth below:

Summary of Non-Employee Director Annual Compensation

	Cash Retainer(1)	Equity Grant(2)	Committee Chair Premium(3)	Audit and Finance Committee Member Premium(4)
Non-Employee Director	$100,000	$200,000 in value of a stock grant	$15,000 - $30,000	$10,000
Non-Executive Chairman	$255,000	$200,000 in value of a stock grant	Not eligible	$10,000
(1)	Each non-employee director or chairman may elect to defer all or part of the cash compensation to the Deferred Compensation Plan for Non-Employee Directors. Any deferred cash compensation is converted into shares of Keysight common stock. In the event that a director does not serve for the entire year, the cash retainer will be pro-rated.
(2)	The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting. The number of shares underlying the stock grant is determined by dividing $200,000 by the average fair market value of Keysight’s common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant is fully vested upon grant. Each non-employee director may elect to defer all or part of the equity grant to the Deferred Compensation Plan for Non-Employee Directors.
(3)	Non-employee directors (excluding the Non-Executive Chairman) who serve as the chairperson of a Board Committee receive a “Committee chair premium” in cash, paid at the beginning of each Plan Year. The Audit and Finance Committee Chair receives $30,000; the Compensation Committee Chair receives $20,000; and the Nominating and Corporate Governance Committee Chair receives $15,000.
(4)	Non-employee directors (including the Non-Executive Chairman) who serve as the chairperson or a member of the Audit and Finance Committee receive an additional $10,000 in cash, paid at the beginning of each Plan Year.

COMPENSATION OF NON-EMPLOYEE DIRECTORS | 24

Non-Employee Director Compensation Earned During Fiscal Year 2019

The table below sets forth information regarding the regular compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2019:

Name	Cash Retainer ($)(1)		Committee Fees ($)		Stock Awards ($)(2)		Total ($)
Paul N. Clark	$255,000		$10,000		$199,270	(3)	$464,270
James G. Cullen	$100,000		$20,000		$199,270		$319,270
Charles J. Dockendorff	$100,000		$40,000		$199,270		$339,270
Jean M. Halloran	$100,000		—		$199,270		$299,270
Richard P. Hamada	$100,000		—		$199,270	(3)	$299,270
Paul A. Lacouture	$100,000		$7,500	(4)	$199,270		$306,770
Joanne B. Olsen	$75,000	(5)	—		$129,686	(3)	$204,686
Robert A. Rango	$100,000		$10,000		$199,270	(3)	$309,270
(1)	Mr. Clark deferred $265,000 and Mr. Hamada deferred $100,000 of their respective cash compensation into the non-employee director deferred compensation plan.
(2)	Reflects the grant date fair value for stock awards granted in fiscal year 2019 calculated in accordance with FASB ASC Topic 718.
(3)	Ms. Olsen and Messrs. Clark, Hamada, and Rango deferred their respective stock award into the non-employee director deferred compensation plan.
(4)	Mr. Lacouture was appointed to the Audit and Finance Committee in May 2019. Committee fees were prorated in accordance with the time served on the Audit and Finance Committee in Fiscal Year 2019.
(5)	Ms. Olsen joined the Board in May 2019. Ms. Olsen received a prorated share of the standard Non-Employee Director compensation to reflect the time served on the Board in Fiscal Year 2019.

Non-Employee Director Reimbursement Practice for Fiscal Year 2019

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in connection with attendance at Board of Directors and committee meetings.

Non-Employee Director Compensation Limit

In addition, in March 2018, our stockholders approved a limit on the total value of cash and equity compensation that may be paid or granted to a non-employee director during each fiscal year. Currently, the maximum amount of total compensation payable to a non-employee director for services in a fiscal year of the Company may not exceed $750,000, calculated as the sum of (a) the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards payable in shares and the maximum amount payable pursuant to cash-based awards that may be granted under the 2014 Equity Plan, plus (b) cash compensation in the form of Board and committee retainers and meeting or similar fees. Compensation counts towards this limit for the fiscal year in which it is granted or earned by a non-employee director, and not later when distributed, in the event it is deferred.

Non-Employee Director Stock Ownership Guidelines

In 2014, the Company adopted the guidelines to require each non-employee director to own Keysight shares having a value of at least five times the director’s annual board cash retainer (currently $100,000), based on the recommendation of the Committee’s independent compensation consultant, F.W. Cook. The shares counted toward the ownership guidelines include shares owned outright and the shares of Keysight stock in the non-employee director’s deferred compensation account. These ownership levels must be attained within five years from the date of their initial election or appointment to the Board. As of October 31, 2019, each of our incumbent non-employee directors have achieved at least the recommended ownership level. Mr. Lacouture and Ms. Olsen, who joined the Board in March 2019 and May 2019 respectively, are on track to meet the recommended ownership level within the allotted five year time frame.

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT’S NAMED EXECUTIVE OFFICERS | 25

PROPOSAL 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the stockholders of Keysight are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. The stockholder vote is an annual advisory vote only and is not binding on Keysight or its Board. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing Keysight’s compensation philosophy and making future compensation decisions. It is expected that the next such advisory vote will occur at the 2020 Annual Meeting.

As described more fully in the “Compensation Discussion & Analysis” on pages 27 to 44 and in the Summary Compensation Table and subsequent tables on pages 45 to 60, the Company’s named executive officers, as identified on page 28 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. We structure our compensation to support our business objectives with appropriate rewards for short-term operating results and long-term stockholder value creation.

In fiscal year 2019, we saw the benefit of our industry-focused strategy and deliberate investment in key market growth themes and opportunities. As demand for our solutions accelerated, we achieved double-digit revenue growth for the full year across nearly all our end markets. In addition to driving revenue growth, we increased profitability and cash flow through both margin expansion and continued operational discipline.

For fiscal year 2019:

•	Approximately 70% of our CEO’s and about 56% on average of our NEO’s target total direct compensation consisted of long-term incentives and was “at-risk” – which means that the component would vary from year to year depending on Keysight’s stock price and total shareholder return (“TSR”) measured against the S&P 400 Total Return Index and on non-GAAP operating margin (“Non-GAAP OM” or “OM”) as measured against our incentive plan target. Threshold metrics for TSR and OM must be achieved in order for the long-term incentive plan to payout.
•	Our CEO earned 157.89% of his target bonus based on the following:
	First Half Fiscal Year 2019 Achievement Percent of Target	Second Half Fiscal Year 2019 Achievement Percent of Target
Non-GAAP EPS (weighted 75%)	131.1%	127.5%
Non-GAAP Revenue Growth (weighted 25%)	148.8%	150.0%
•	With respect to performance stock units (“PSUs”) granted in fiscal 2017, Keysight TSR was 181.5 percentage points higher than the S&P 400 TSR, resulting in a 200% payout. Non-GAAP OM was 24% compared to our incentive plan target of 19% for the same period, resulting in a 132% payout.,

Keysight also maintains several compensation governance programs in place as described on pages 29, and 41 to 42 to manage compensation risk and align Keysight’s executive compensation with long-term stockholder interests. These programs include:

•	a compensation recoupment policy;
•	an independent compensation committee and compensation consultant
•	a hedging and insider trading policy;
•	stock ownership guidelines; and
•	an annual risk assessment

We are requesting your non-binding vote to approve the compensation of the Company’s named executive officers as described on pages 27 to 60, including the Summary Compensation Table and subsequent tables on pages 45 to 60 of the proxy statement.

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT’S NAMED EXECUTIVE OFFICERS | 26

Vote Required

The affirmative vote of a majority of the shares of Keysight common stock present or represented by proxy and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Keysight’s Board recommends a vote FOR the approval of the compensation of Keysight’s named executive officers for fiscal year 2019.

COMPENSATION DISCUSSION AND ANALYSIS | 27

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight’s solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor, electronic industrials and services end markets.

In fiscal year 2019, we continued to expand our technology leadership with a broad portfolio of differentiated solutions that were comprised of software, hardware and services, which strengthened our competitive position in fast-growing, high-margin target markets. We are executing on our strategy of providing first-to-market solutions and insights that have created new opportunities and value for our customers. By building on our heritage and being able to innovate ahead of emerging technology trends, Keysight achieved strong results and returns for our stockholders.

Fiscal Year 2019 Business Highlights

In fiscal year 2019, we saw the benefit of our strategy to invest in leading-edge technologies and differentiated solutions that fueled our growth across a broad portfolio of customers. With the acquisition of Prisma Telecom Testing, our ability to deliver solutions across the entire communications ecosystem has been enhanced. As overall demand for our solutions accelerated, we achieved double-digit revenue growth for the full year across nearly all of our end markets, including communications, aerospace and defense, energy, semiconductor, electronic industrials and services. In addition to driving revenue growth, we increased profitability and cash flow through both margin expansion and our relentless focus on execution and commitment to operational excellence.

Our key financial metrics for measuring Keysight’s success are non-GAAP revenue (“Non-GAAP Revenue”) growth, non-GAAP operating margin (“Non-GAAP OM” or “OM”) and non-GAAP earnings per share (“Non-GAAP EPS”). These metrics are tied directly to our short and long-term incentive compensation programs. In fiscal year 2019, we achieved total Non-GAAP Revenue growth of 10% compared to our incentive plan target of 7%. Through the sound financial and operational discipline principals of the Keysight Leadership Model, we generated Non-GAAP OM of 24%, compared to our incentive plan target of 19%, and grew 5ppts year-over-year. Non-GAAP EPS for fiscal year 2019 was $4.72, compared to our incentive plan target of $3.64, and grew 46% year-over-year.

Our strong execution and financial performance also resulted in a 77% appreciation in Keysight’s share price over the past year increasing from $57.08 per share on October 31, 2018, to $100.91 per share on October 31, 2019. Our share price appreciation outperformed the S&P 400 total return index, resulting in a 200%TSR under our long-term incentive plan program for the fiscal year 2017 through fiscal year 2019 performance period. Additionally, Non-GAAP OM performance delivered a 132% OM payout under the long-term incentive plan program for the same period.

Our commitment to excellence is deep within our DNA and extends beyond our financial performance. Employing a global business framework of ethical, environmentally sustainable and socially responsible operations is core to our Corporate Social Responsibility (“CSR”) vision. Our continued efforts on natural resource conservation, education programs on next generation technology and local community outreach have been recognized within the industry, most recently with Keysight’s inclusion in several CSR-focused indices.

We are pleased with our financial success and with our fiscal year 2019 accomplishments. Keysight is committed to helping our customers accelerate innovation to connect and secure the world. Our diversified portfolio of solutions and services as well as our strategic execution and operational excellence allow us to continue to create long-term value for our stockholders.

*Orders growth, revenue growth, GAAP operating margin and GAAP earnings per share are reported in the Company’s Form 10-K Annual Report for the year ended October 31, 2019, filed on December 18, 2019. Non-GAAP Revenue growth, Non-GAAP OM and Non-GAAP EPS are reported in the Company’s Form 8-K Current Report filed with the SEC on November 26, 2019, which includes additional information regarding how Non-GAAP Revenue growth, Non-GAAP OM and Non-GAAP EPS are calculated and reconciled to GAAP revenue growth, GAAP operating margin and GAAP earnings per share.

COMPENSATION DISCUSSION AND ANALYSIS | 28

Results of 2018 Stockholder Advisory Vote on Executive Compensation

Our executive compensation program is well aligned with the interests of our stockholders and is instrumental to achieving our business strategy. In November 2018, the Compensation Committee set the upcoming fiscal year 2019 executive compensation after considering, among other things, the strong stockholder support (96% approval of votes cast) that our “Say-on-Pay” proposal received at its 2018 Annual Meeting of Stockholders.

During the 2019 Annual Meeting of Stockholders, our “Say-on-Pay” proposal received 97% approval of votes cast, which was taken into consideration by the Compensation Committee in determining our executive compensation for fiscal year 2020.

The Compensation Committee believes that the results of the 2019 vote confirm the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of stockholder value. As a result, following the 2019 Annual Meeting of Stockholders, the Committee retained its general program approach to executive compensation and continued to apply the same general principles and philosophy as in prior fiscal years in determining the compensation of our executives.

Named Executive Officers

In this Compensation Discussion and Analysis, we discuss our compensation philosophy and executive compensation program, as well as describe and analyze the compensation actions and decisions for our named executive officers for fiscal year 2019 (collectively, the “Named Executive Officers” or “NEOs”). For the fiscal year ended October 31, 2019, our NEOs and their designated titles are as follows:

Ronald S. Nersesian	President and Chief Executive Officer
Neil Dougherty	Senior Vice President and Chief Financial Officer
Jay Alexander	Senior Vice President and Chief Technology Officer
Satish Dhanasekaran	Senior Vice President, President of Communications Solutions Group (“CSG”)
Soon Chai Gooi	Senior Vice President, President of Electronic Industrial Solutions Group (“EISG”)

Pay for Performance Alignment

Our executive compensation program is designed to align the interests of our executive officers with the interests of our stockholders. For this reason, a significant portion of our executive officers’ target total direct compensation is variable in nature and at risk and is subject to company performance measured against certain financial objectives, including Non-GAAP EPS, Non-GAAP Revenue, Non-GAAP OM, and relative TSR.

Short-Term Incentives

For fiscal year 2019, our Performance-Based Compensation Plan was based on the achievement of pre-established semi-annual financial objectives. These awards were paid in cash and designed to reward achievement of critical short-term financial goals. The financial objectives are described in more detail beginning on page 32.

Short-Term Performance Incentive Results:

	First Half Fiscal Year 2019 Achievement Percent of Target	Second Half Fiscal Year 2019 Achievement Percent of Target
Non-GAAP EPS	131.1%	127.5%
Keysight Non-GAAP Revenue Growth	148.8%	150.0%
EISG Non-GAAP Revenue Growth	118.0%	97.1%
CSG Non-GAAP Revenue Growth	176.2%	233.7%

These results, combined with an evaluation of individual performance, determined the annual short-term incentive payout for the majority of our executive officers, including the NEOs. For fiscal year 2019, the annual incentive payouts for our NEOs ranged from 146.88% to 164.84% of their target award opportunities.

COMPENSATION DISCUSSION AND ANALYSIS | 29

Long-Term Incentives

In fiscal year 2019, the awards for our executive officers under our Long-Term Incentive Program (“LTI”) consist of PSUs under our Long-Term Performance Program (“LTP Program”) and restricted stock units (“RSUs”). PSUs are linked to achievement of pre-established objective performance thresholds while RSUs are time-based and vest annually over four years. The PSUs settle at the end of a three-year performance period and are intended to reward multi-year stockholder value creation as measured by the performance of our stock as compared to the relative TSR of our peers and by our profitability as measured by Non-GAAP OM, both important indicators of our success. The combination of relative TSR and Non-GAAP OM provide a comprehensive measure of our success relative to our peers.

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to link pay with operational performance and increase in long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we have adopted the following policies and practices over time:

Compensation Policies and Practices
•	An independent Compensation Committee
•	An independent compensation consultant to the Compensation Committee, F.W. Cook
•	Robust stock ownership guidelines for executive officers and non-employee members of our Board of Directors
•	Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans
•	A compensation recoupment (“Clawback”) policy that applies to our executive officers
•	Use of “double trigger” change of control agreements and a prohibition on excise tax gross-ups
•	An annual review and assessment of potential compensation-related risks, conducted independently for the Compensation Committee by F.W. Cook
•	Maximum limits on the amount of annual cash incentives and PSUs that may be paid out
•	No provision for payment of dividend equivalents on unvested awards

Process for Determining Executive Compensation

Each November, the Compensation Committee, with the assistance of F.W. Cook and our management team, determines the target total direct compensation opportunities for all of our executive officers, including our NEOs, based on, among other things, a thorough review of their individual performance and the following additional factors (collectively, “Compensation Factors”):

Compensation Factors
•	Responsibilities and capabilities of each executive officer
•	Competitive market data provided by F.W. Cook
•	“Tally sheets” describing the total compensation received by each executive officer
•	Each executive officer’s self-evaluation and evaluation by the CEO and the Chief Administrative Officer
•	Qualitative evaluation of each executive officer’s overall and corporate performance by the Compensation Committee or the independent members of our Board of Directors
•	Objective assessment of each executive officer’s actual performance against pre-established goals and financial targets

The CEO and the Chief Administrative Officer do not provide recommendations to the Compensation Committee for his/her own compensation. Our CEO’s target total direct compensation opportunity is reviewed annually by the Compensation Committee, which then presents its recommendation to the independent members of our Board of Directors for discussion. The Compensation Committee then makes the final determination on the target total direct compensation for our CEO.

COMPENSATION DISCUSSION AND ANALYSIS | 30

Keysight’s Peer Groups

As part of its compensation deliberations, the Compensation Committee conducts an annual review of the compensation practices of the competitive market using one or more groups of peer companies. The Compensation Committee annually reviews our peer group to ensure the companies are suitable peers for compensation comparison purposes. In fiscal year 2018, the Compensation Committee, with the assistance of F.W. Cook, approved a compensation peer group for consideration for fiscal year 2019 compensation decisions based on the following criteria:

Peer Group Determining Criteria for Fiscal Year 2019
•	Revenue between approximately $2.1 billion and $10.3 billion, which were approximately 0.5 times and 2.5 times our projected fiscal year 2019 revenue
•	A market capitalization between approximately $4.5 billion and $40.5 billion, which were approximately 0.33 times and 3 times our projected fiscal year 2019 market capitalization
•	A market capitalization to revenue ratio greater than 1.0

These criteria resulted in the selection of 33 companies, all members of the Russell 3000 Information Sector, including four new companies. The selected companies compete with us either in the same business and capital markets or in the executive talent arena, or similarly operate complex business operations with significant global reach. The Compensation Committee used compensation data drawn from the compensation peer group as one of the Compensation Factors that were considered in setting the compensation of the executive officers.

Keysight’s Peer Group for Fiscal Year 2019
Acuity Brands	Coherent*	Juniper Networks	NetApp	Symantec
AMETEK	CommScope	KLA-Tencor	Nuance Communications	Synopsis
CA Technologies	EchoStar	Lam Research	Palo Alto Networks	Teradyne
Cadence Design Systems	F5 Networks	MKS Instruments*	Red Hat	Trimble Navigation
CDK Global*	FLIR Systems	Motorola Solutions	Regal Beloit	Zebra Technologies
Ciena Corporation	Fortive*	National Instruments	Rockwell Automation
Citrix Systems	Hubbell	NCR Corporation	Roper Technologies

* Companies added to the fiscal year 2019 compensation peer group based on the selection criteria.

Competitive Positioning to Peer Group

At the time of the Compensation Committee’s approval of the compensation peer group for fiscal year 2019, we were slightly above the median of our compensation peer group based on revenue, market capitalization, and number of employees.

	Revenues as of each company’s most recent four quarters ended on 10/31/2018 (in millions) ($)	Market Capitalization on 10/31/2018 (in millions) ($)	Employees as of 10/31/2018 (#)
25th Percentile	$2,125	$4,988	6,550
Median	$3,516	$10,092	10,300
75th Percentile	$4,739	$17,263	14,236
Keysight Technologies, Inc.(1)	$4,115	$13,500	12,600
(1)	Fiscal Year 2019 estimates as of 10/31/2018

Peer Group for the Long-Term Incentives Program

The Compensation Committee believes that a larger peer group is more appropriate for evaluating TSR performance under the Keysight’s LTP Program, as a larger peer group provides a broader index for comparison and better alignment with stockholder investment choices. For fiscal year 2019, the Compensation Committee selected the S&P 500 Total Return Index for determining relative TSR as one of the performance criteria for LTP Program awards granted for the

COMPENSATION DISCUSSION AND ANALYSIS | 31

three-year performance period ending October 31, 2021. This index has a strong correlation with Keysight’s stock price. The S&P 500 constituent list is maintained by the S&P Index Committee, which is available at www.standardandpoors.com/indices/main/en/us. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the index.

Elements of Fiscal Year 2019 Compensation

This section describes the elements of our executive officers, including NEOs, compensation for fiscal year 2019, which consists of the following:

Direct Compensation		Indirect Compensation
•	Base Salary	•	Other Employee Benefits
•	Short-Term Incentives
•	Long-Term Incentives

In fiscal year 2019, approximately 91% of our CEO’s and approximately 81% of our average NEO’s total direct compensation, consisting of long-term incentives (70% of our CEO’s compensation and 56% of our average NEO’s compensation) and short-term incentives (21% of our CEO’s compensation and 25% of our average NEO’s compensation), was “at-risk”– which means that the compensation varies year-to-year. Short term incentives are based on achievement of Non- GAAP EPS and Non-GAAP Revenue growth measured against established performance metrics. Payout of long-term incentives depend on our stock price and TSR measured against the S&P 400 and on our Non-GAAP OM as measured against our incentive plan target.

Base Salary

The Compensation Committee regularly reviews base salaries for our executive officers to reflect changes in market conditions or other factors, including changing responsibilities as our executive officers’ positions evolve. Base salaries are set at levels intended to be competitive and commensurate with each executive officer’s position, performance, skills and experience in order to attract and retain the best talent.

The base salaries of our NEOs are set annually by the Compensation Committee, who considers the Compensation Factors for each NEO and the Company’s expected operating budget. Base salary is a fixed component of our NEOs’ compensation and does not vary with Company performance. The Compensation Committee approved the following adjustments to base salaries, effective December 1, 2018 based on the factors described above:

NEO	Fiscal Year 2019 Base Salary
Ronald S. Nersesian	$1,000,000 (no increase)
Neil Dougherty	Increased from $550,000 to $570,000
Jay Alexander	Increased from $475,000 to $520,000
Satish Dhanasekaran	$600,000(2)
Soon Chai Gooi(1)	Increased from $455,550 to $491,868
(1)	Mr. Gooi is paid in Malaysian Ringgit, and his 2019 base salary was converted to U.S. dollars based on the currency exchange rate as of October 31, 2019.
(2)	Mr. Dhanasekaran became a NEO in Fiscal Year 2019.

COMPENSATION DISCUSSION AND ANALYSIS | 32

Short-Term Incentives

The Performance-Based Compensation Plan for our NEOs and others in executive and senior manager roles provides cash awards every six months depending on Company performance. The awards are directly linked to the achievement of semi-annual financial objectives established by the Compensation Committee at the beginning of each performance period, based on the financial plan approved by the Board for that year. Semi-annual financial objectives are chosen instead of annual objectives to account for the cyclical nature and volatility of our markets. In addition, the Compensation Committee reviews and approves the short-term incentive plan threshold and maximum tied to each objective, benchmarking our internal historical achievement against external market data to ensure alignment with the market compensation practices. The short-term cash incentives are tied to the financial objectives with each objective weighted depending on the executive’s role and responsibilities. Depending upon the Company’s performance, the payout ranges from 0% to 200% of target. The Compensation Committee may exercise negative discretion to determine the final award payout.

At the end of each performance period, the Compensation Committee certifies our actual performance against the objectives and to the extent earned, the cash incentive awards are paid. Performance measures and target performance goals cannot be changed after they are established by the Compensation Committee.

Financial Objectives for Fiscal Year 2019

For fiscal year 2019, we retained Non-GAAP EPS as one of the financial objectives for the short-term cash incentives of our NEOs for the following reasons:

•	Strengthen line of sight with stockholders
•	Drive leadership to focus on the enterprise rather than at a segment level
•	Create value through growth and cost efficiency priorities

The Compensation Committee believes that Non-GAAP EPS is a transparent, operations-based measure, which is computed on the basis of Non-GAAP earnings and diluted shares. Non-GAAP EPS earnings are calculated by excluding the impact of share-based compensation, restructuring costs, separation costs, transformational costs, acquisition and integration costs, asset impairments and non-cash intangible amortization. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or which could not be expected to occur again with any regularity or predictability. Non-GAAP EPS is the same metric that we use for our quarterly earnings announcements.

Non-GAAP EPS targets are determined by our semi-annual financial planning process. Management prepares a financial plan, which is reviewed and approved by the Board of Directors. The Non-GAAP EPS targets are directly tied to the approved financial plan and do not change during the performance period. The threshold and maximum are designed to account for the cyclical nature and volatility of our markets. Diluted shares are defined as the total number of shares that would be outstanding if all possible sources of conversion are exercised.

Non-GAAP Revenue growth remained our second financial objective for the short-term cash incentives of our NEOs for fiscal year 2019. For segment presidents, revenue growth is tied solely to their respective business groups, and for other NEOs, revenue growth is measured at the Keysight level. Aligning compensation incentives to the revenue growth of specific business groups creates direct accountability for our segment presidents. Non-GAAP Revenue growth is based on reported Non-GAAP Revenue, which is Keysight’s GAAP reported revenue, but includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting and excludes incremental revenue from acquisitions completed within the applicable period.

COMPENSATION DISCUSSION AND ANALYSIS | 33

Short-Term Cash Incentive Awards Calculations and Awards Measures

For fiscal year 2019, the award payouts under the Performance-Based Compensation Plan for the NEOs were calculated by multiplying the individual’s base salary for the performance period by the individual target award, financial target award, and attainment percentage.

Financial Objectives

First Half Financial Objectives	Earned Base Salary for Period	×	Individual Target Award (% varies by Individual)	×	Financial Target Award	×	Attainment % (Based on actual performance)

Second Half Financial Objectives

The following tables describe the threshold, target and maximum financial measures for the financial objectives of Non-GAAP EPS, Keysight Non-GAAP Revenue growth, EISG Non-GAAP Revenue growth, and CSG Non-GAAP Revenue growth as well as reports the actual results and attainment percentage. Based on the attainment percentage, payouts could have ranged from 0% to 200%.

Non-GAAP EPS(1)
(Messrs. Nersesian, Dougherty, Alexander, Gooi & Dhanasekaran)

First Half Fiscal Year 2019						Second Half Fiscal Year 2019
Threshold $	Target $	Max $	Results $	Attainment %	Payout %	Threshold $	Target $	Max $	Results $	Attainment %	Payout %
$0.82	$1.64	$2.46	$2.15	131.1%	162.0%	$1.00	$2.00	$3.00	$2.55	127.5%	156.0%

Keysight Non-GAAP Revenue Growth(2)
(Messrs. Nersesian, Dougherty, Alexander)

First Half Fiscal Year 2019						Second Half Fiscal Year 2019
Threshold %	Target %	Max %	Results %	Attainment %	Payout %	Threshold %	Target %	Max %	Results %	Attainment %	Payout %
5.0%	9.0%	15.0%	13.3%	148.8%	173.1%	0.3%	4.3%	10.3%	6.5%	150.0%	136.0%

EISG Non-GAAP Revenue Growth(2)
(Mr. Gooi)

First Half Fiscal Year 2019						Second Half Fiscal Year 2019
Threshold %	Target %	Max %	Results %	Attainment %	Payout %	Threshold %	Target %	Max %	Results %	Attainment %	Payout %
3.5%	7.5%	13.5%	8.9%	118.0%	122.5%	0.1%	3.3%	9.3%	3.2%	97.1%	98.5%

CSG Non-GAAP Revenue Growth(2)
(Mr. Dhanasekaran)

First Half Fiscal Year 2019						Second Half Fiscal Year 2019
Threshold %	Target %	Max %	Results %	Attainment %	Payout %	Threshold %	Target %	Max %	Results %	Attainment %	Payout %
4.6%	8.6%	14.6%	15.2%	176.2%	200.0%	0.1%	3.6%	9.6%	8.5%	233.7%	180.7%
(1)	Excludes certain items, primarily share-based compensation expense, goodwill impairment, legal settlement, gain on divestitures, amortization of acquisition-related balances, pension curtailment and settlement gains, separation and related costs, restructuring and related costs, and costs associated with the Northern California wildfire.
(2)	Based on reported Non-GAAP Revenue Growth, which is Keysight’s GAAP reported revenue but includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting and excludes incremental revenue from acquisitions completed within the applicable period. Also excludes acquisition revenue not included in the original Performance-Based Compensation Plan metric.

COMPENSATION DISCUSSION AND ANALYSIS | 34

The following table sets forth the mix and weight of the financial objectives as applied to calculating the short-term cash incentive for the NEOs.

Weight Allocation of Financial Objectives
Name	Non-GAAP EPS	Revenue Growth(1)
Ronald S. Nersesian	75%	25%
Neil P. Dougherty	75%	25%
Jay Alexander	75%	25%
Satish Dhanasekaran	75%	25%
Soon Chai Gooi	75%	25%
(1)	Mr. Gooi’s short-term cash incentive is based specifically on the EISG Non-GAAP Revenue Growth and Mr. Dhanasekaran’s short-term cash incentive is based specifically on the CSG Non-GAAP Revenue Growth.

Short-Term Cash Incentive for Each NEO

The Compensation Committee set the fiscal year 2019 target short-term cash incentive award opportunities as a percentage of base salary for each NEO. Each NEO’s target short-term cash incentive for fiscal year 2019 was set between 80% and 150% of base salary, as follows:

Fiscal Year 2019 Target Short-Term Cash Incentive Award Opportunities (Expressed as a Percentage of Base Salary)
Name	First Half Financial Target Award	Second Half Financial Target Award	Total Target Short-Term Cash Incentives
Ronald S. Nersesian	75.0%	75.0%	150.0%
Neil P. Dougherty	42.5%	42.5%	85.0%
Jay Alexander	40.0%	40.0%	80.0%
Satish Dhanasekaran	40.0%	40.0%	80.0%
Soon Chai Gooi	45.0%	45.0%	90.0%

Fiscal Year 2019 Short-Term Cash Incentive Payouts Table

The payouts under the Performance-Based Compensation Plan for fiscal year 2019 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”. The Compensation Committee determined that the awards earned based on actual performance results for fiscal year 2019 fairly reflected the performances of our executive officers and did not exercise negative discretion with respect to the awards.

	First Half Financial			Second Half Financial			Total Actual Short-Term Cash Incentives
Name	Target Incentive(1)	Actual Award	Actual Award	Target Incentive(1)	Actual Award	Actual Award
	($)	($)	(%)	($)	($)	(%)	($)	(%)
Ronald S. Nersesian	$750,000	$1,235,813	164.78%	$750,000	$1,132,500	151.00%	$2,368,313	157.89%
Neil P. Dougherty	$240,841	$396,846	164.78%	$242,250	$365,798	151.00%	$762,644	157.89%
Jay Alexander	$205,017	$337,816	164.78%	$208,000	$314,080	151.00%	$651,896	157.89%
Satish Dhanasekaran	$233,370	$400,230	171.50%	$240,000	$389,220	162.18%	$789,450	166.84%
Soon Chai Gooi(2)	$221,102	$336,362	152.13%	$221,534	$313,748	141.63%	$650,110	146.88%
(1)	Target incentive has been pro-rated for the period considering salary changes.
(2)	Mr. Gooi is normally paid in Malaysian Ringgit. His target incentive and payout for the first half of fiscal year 2019 was converted to U.S. dollars based on the currency exchange rate as of April 30, 2019. His target incentive and payout for the second half of fiscal year 2019 was converted to U.S. dollars based on the currency exchange rate as of October 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS | 35

Long-Term Incentives

2019 Long-Term Incentive Award Mix

We use the following vehicles to ensure that our LTI program remains balanced, performance-focused and supportive of its objectives over a three-year period:

•	PSUs granted under our LTP Program support the objectives of linking realized value to the achievement of critical performance objectives and stockholder alignment. Earning shares of our common stock under our LTP Program is based on achievement of long-term returns to stockholders as measured by Keysight’s TSR against the S&P 500 Total Return Index and Non-GAAP OM as measured against our incentive plan target.
•	RSUs are used to keep our executive officers focused on the absolute performance of the Company’s stock price. We believe RSUs encourage behavior and initiatives that support sustained long-term stock price growth and have retentive value, which benefits all stockholders.

The mix of long-term incentive awards for our NEOs, 60% delivered in performance-based equity and 40% delivered in time-vested shares, places a greater emphasis on at-risk compensation and therefore aligns NEOs compensation with long-term stockholder value. The mix is represented in the following chart.

PSU Performance Measures

The Compensation Committee has established rolling three-year performance periods for PSU awards under our LTP Program and for fiscal year 2019, used relative TSR and Non-GAAP OM, as the performance measures for the performance period ending October 31, 2021, with a portion of each NEO’s PSUs earned based on the attainment of each performance measure. The target number of PSUs subject to each performance measure was equal to approximately 50% of the grant date fair value of each NEO’s PSUs since Keysight considers relative TSR and Non-GAAP OM to be equally important for long-term performance by balancing internal operational goals with market performance.

For fiscal year 2019, TSR reflects the aggregate change in the 90-day average closing price of our stock versus the S&P 500 Total Return Index. The beginning average is the 90-day period prior to the performance period and the ending average will be the final 90-day period of the performance period, and per S&P’s methodology, the price of this index reflects reinvestment of dividends into the entire index on the ex-dividend date and also includes adjustments based on their proprietary formula (which includes additions/deletions to the index, rights issues, share buybacks/issuances, and spin-offs).

The Non-GAAP OM performance measure is set at the beginning of each fiscal year and following the completion of the applicable fiscal year, the Non-GAAP OM payout achievement percentage is calculated for such fiscal year. Following the completion of the three-year performance period, the Non-GAAP OM payout achievement percentage for each fiscal year is then averaged and used to determine the total number of PSUs that are earned based on Non-GAAP OM. For fiscal year 2019, Non-GAAP OM excludes, among other things, the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, amortization of

COMPENSATION DISCUSSION AND ANALYSIS | 36

acquisition-related balances, acquisition-related compensation expense, pension curtailment and settlement gains. Because the Non-GAAP OM target is set at the beginning of each fiscal year, income and expenses related to an acquisition are excluded for the fiscal year in which the acquisition occurs but are included in both target and actual results in subsequent years.

Long-Term Incentives Granted in Fiscal Year 2019

The target value of the long-term incentive awards granted is determined by the Compensation Committee at the beginning of the then-current fiscal year for each of our NEOs after considering the Compensation Factors. Grant values were determined as follows:

•	To determine the number of PSUs with a TSR metric, we divided 30% of the total target dollar award amount by the product of the 20-day trailing average closing price of our common stock prior to the date of grant multiplied by a Monte-Carlo valuation (the “TSR PSUs”).
•	To determine the number of PSUs with a Non-GAAP OM metric, we divided 30% of the total target dollar award amount by the 20-day trailing average stock price of our common stock prior to the date of grant (the “OM PSUs”).
•	The remaining total target dollar award amount of the long-term awards was in the form of RSUs calculated by using a 20-day trailing average stock price.

The following table shows the long-term incentive awards granted in fiscal year 2019 to the NEOs.

Name	Performance Stock Units (TSR) (#)	Performance Stock Units (OM) (#)	Restricted Stock Units (#)	Total Target Value of Long- Term Incentive Awards ($)
Ronald S. Nersesian	34,763	42,063	56,084	$8,400,000
Neil P. Dougherty	6,931	8,387	11,183	$1,675,000
Jay Alexander	6,679	8,082	10,776	$1,614,000
Satish Dhanasekaran	5,876	7,110	9,480	$1,420,000
Soon Chai Gooi	8,574	10,375	13,834	$2,072,000

Performance Stock Units Granted in Fiscal Year 2019

The TSR PSUs granted in fiscal year 2019 will be measured and paid out based on TSR for the fiscal year 2019 through fiscal year 2021 performance period. The OM PSUs will be measured and paid out based on Non-GAAP OM for the fiscal years 2019, 2020, and 2021. The PSUs are wholly “at risk” compensation as our performance must be at or above the threshold of the TSR and Non-GAAP OM, as applicable, for the award recipients to earn any of the shares of our common stock subject to their PSUs.

PSUs Based on TSR

With respect to the fiscal year 2019 TSR based PSU grants, such grants are earned based on Keysight’s TSR performance relative to the S&P 500 Total Return Index. TSR relative performance is measured as the difference in basis points between Keysight’s TSR and the S&P 500 Total Return Index.

The Compensation Committee did not establish an absolute TSR target as it believed that performance would be best measured on a relative basis against the S&P 500 Total Return Index. The payout matrix determined by the Compensation Committee for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 500 Total Return Index	25%
Target:	Equals S&P 500 Total Return Index	100%
Maximum:	40 percentage points above S&P 500 Total Return Index	200%

COMPENSATION DISCUSSION AND ANALYSIS | 37

The PSUs will be settled linearly for each level of performance as illustrated below.

Performance Share Payout Schedule (TSR)

PSUs Based on Non-GAAP OM

Non-GAAP OM is an internal financial metric that complements the external market-conditioned metric, TSR. Having an internal financial objective linked directly to our long-term incentive program creates more accountability and line of sight to our financial plan, which focuses on our internal growth and profitability metrics.

The table below sets forth the threshold, target and maximum Non-GAAP OM goals for fiscal year 2019 and the actual results for fiscal year 2019.

Fiscal Year 2019 Operating Margin
Fiscal Year	Threshold %	Target %	Max %	Results %
2019	14.5%	19.5%	24.5%	24.0%
		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%

COMPENSATION DISCUSSION AND ANALYSIS | 38

The OM PSUs will be settled linearly for each level of performance as illustrated below:

Performance Share Payout Schedule (OM)

Fiscal Year 2017 - 2019 LTP Program Payout

The Compensation Committee granted our NEOs long-term incentive awards in the form of PSUs that would be earned, if at all, based on Keysight’s relative TSR and OM for the performance period that began on November 1, 2016 and concluded on October 31, 2019.

PSUs Payout Based on TSR

Approximately 50% of the grant date value of the PSUs were earned based on Keysight’s TSR performance relative to companies in the S&P 400 Total Return Index. TSR relative performance is measured as the difference in basis points between Keysight’s TSR and the S&P 400 Total Return Index. The payout matrix for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 400 Total Return Index	25%
Target:	Equals S&P 400 Total Return Index	100%
Maximum:	40 percentage points above S&P 400 Total Return Index	200%

COMPENSATION DISCUSSION AND ANALYSIS | 39

After the threshold was reached, payouts were determined by a straight line with a slope of 1.875 until the target payout of 100% was reached.

After the target was achieved, payouts were determined by a straight line with a slope of 2.5 until 200% max payout, as illustrated below:

Performance Share Payout Schedule (TSR)

On November 20, 2019, the Compensation Committee certified that Keysight’s TSR was more than 40 percentage points greater than the S&P 400 Total Return Index. The table below sets forth the actual results for the fiscal year 2017 through fiscal year 2019 performance period as well as the calculated payout percentage:

Actual Results
Keysight Total Shareholder Return	211.4%
S&P 400 Total Shareholder Return	29.9%
TSR Outperformance vs Index	181.5 ppts
Calculated Payout	200% of Target Shares

PSUs Payout Based on OM

Approximately 50% of the grant date value of the PSUs for the fiscal year 2017 through fiscal year 2019 performance period were earned based on OM. At the end of the performance period, Keysight’s OM payout achievement for each fiscal year during the three-year period was averaged with each year weighted equally. The payout matrix for OM was:

		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%

COMPENSATION DISCUSSION AND ANALYSIS | 40

After threshold was reached, payouts were determined by a straight line with a slope of 10 until the target payout of 100% was reached. After target was achieved, payouts were determined by a straight line with a slope of 20 until 200% max payout as illustrated below:

Performance Share Payout Schedule (OM)

Max : 24% Operating Margin
=/>24% = 200% Payout
Target : 19% Operating Margin 19%
= 100% Payout
Threshold: 14% Operating Margin
<14% = No Payout
200%
175%
150%
125%
100%
75%
50%
25%
0%
LTPP Payout
(as % of Target Shares)
14%
15%
16%
17%
18%
19%
20%
21%
22%
23%
24%
Average Operating Margin %
(3 annual OM achievements average at the end of the third year)

The table below sets forth the actual results for the fiscal year 2017 through fiscal year 2019 performance period, as well as the calculated average payout percentage:

Fiscal Year 2017 - 2019 Operating Margin Metrics and Results
Fiscal Year	Threshold %	Target %	Max %	Results %	Fiscal Year Payout %
2017	14%	19%	24%	19.3%	106%
2018	15%	20%	25%	20%	100%
2019	14.5%	19.5%	24.5%	24%	190%

Based on the average of the fiscal year payout percentages shown above, the Compensation Committee, in November 2019, certified that Keysight’s OM 11% of target, resulting in a 132% payout.

The following table sets forth the targeted number of shares for the fiscal year 2017 through fiscal year 2019 performance period, the shares earned and the cash value of the earned shares.

Name	TSR Target Award (in shares)	TSR Payout at 200% (in shares)	OM Target Award (in shares)	OM Payout at 132% (in shares)	Cash Value of Payout in $(1)
Ronald S. Nersesian	43,859	87,718	53,076	70,060	$16,891,713
Neil P. Dougherty	9,153	18,306	11,076	14,620	$3,525,058
Jay Alexander	7,627	15,254	9,230	12,183	$2,937,405
Satish Dhanasekaran(2)	5,618	11,236	6,799	8,974	$2,163,683
Soon Chai Gooi	10,892	21,784	13,181	17,398	$4,194,825
(1)	Reflects the fair market value of the shares based on the closing stock price of Keysight’s common stock on November 20, 2019.
(2)	Mr. Dhanasekaran deferred 95% of these shares under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan.

COMPENSATION DISCUSSION AND ANALYSIS | 41

Policies for Compensation Risk Mitigation

Recoupment Policy

Our Executive Compensation Recoupment Policy applies to all executive officers who are subject to Section 16 of the Securities Exchange Act. Under this Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short-term and long-term incentive compensation awards that were paid or awarded to the executive officers for performance periods beginning after October 31, 2014 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation Committee will consider actions to remedy the fraud or misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as it deems appropriate.

These actions may include, without limitation and to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding PSUs, RSUs, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of shares of our common stock to the extent such profit was, in part or in whole, the result of the fraud or misconduct.

The Compensation Committee will amend the Policy, as necessary, to comply with the final SEC rules regarding the recoupment policy required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Hedging and Insider Trading Policy

Our Insider Trading Policy expressly bars hedging transactions such as purchasing or writing derivative securities, including puts and calls and entering into short sales or short positions, with respect to Keysight securities by our executive officers, directors, and other employees. Under our Insider Trading Policy, we prohibit our general managers, executives, executive officers and the members of our Board from pledging our equity securities as collateral for loans, and we prohibit our executive officers, directors and all employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade.

Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of Keysight stock or exercise stock options.

Indemnification Agreements

These agreements indemnify our executive officers and the members of our Board of Directors, as well as those who act as directors and officers of other entities at our request, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with any proceedings arising out of their services to us and our subsidiaries.

A Culture of Ownership

Our stock ownership guidelines are designed to encourage our executive officers, including our NEOs, to achieve and maintain a significant equity stake in the Company to closely align their interests with those of our stockholders. The guidelines provide that our CEO should accumulate and hold, within five years from election to his position, an investment level in our common stock equal to six times his annual base salary. The guidelines further provide that our CFO, COO, and other executive officers should accumulate and hold, within five years from appointment to their respective executive officer positions, an investment level in our common stock equal to the lesser of either (1) three times their annual base salary or (2) direct ownership of a certain level of shares of our common stock (40,000 or 80,000 shares).

COMPENSATION DISCUSSION AND ANALYSIS | 42

The investment level as a multiple of annual base salary or direct ownership guidelines are as follows:

Level	Investment Level = Multiple of Annual Base Salary	Direct Ownership of Common Stock (# of Shares)
CEO	6X	N/A
CFO/COO	3X	80,000
All other executive Officers	3X	40,000

The Compensation Committee conducts an annual review to assess compliance with the guidelines. As of the end of fiscal year 2019, each of our NEOs met his stock ownership guideline requirement.

Compensation Risk Assessment

F.W. Cook conducts an annual review of our compensation related risks. The risk assessment conducted during fiscal year 2019 concluded that our executive compensation program is well designed to encourage behaviors aligned with the long-term interests of our stockholders. F.W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, and appropriate mix of financial metrics. Finally, it was determined that there are appropriate policies and practices in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, the Executive Compensation Recoupment Policy, and independent Compensation Committee oversight of our executive compensation programs.

Other Compensation Practices and Policies

Benefits and Limited Perquisites

Our global benefits philosophy is to provide our executive officers, including our NEOs, with protection and security through health and welfare, retirement, and life insurance programs.

In addition to these Company-wide benefits, our NEOs are offered Company-paid financial counseling through a third-party service to assist with their personal finances. Providing this service gives our NEOs a better understanding of their compensation and benefits, allowing them to concentrate on their responsibilities and our future success. Our executive officers, including our NEOs, are also offered physical examinations, for which we cover the costs that are not otherwise covered under each of our NEOs’ chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executive officers.

In connection with Mr. Gooi’s relocation from Malaysia to Singapore and his frequent business travel to the U.S. on behalf of the Company, Mr. Gooi received Company paid relocation services and tax restoration benefits. Our executive officers also had access to Company drivers to transport them and their families to the airport for personal travel, as do other Company executives.

Non-Qualified Deferred Compensation

Our NEOs are eligible to voluntarily defer base salary, short-term cash incentives, and performance shares earned under the LTP Program. The deferrals are made through the Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the “Deferred Compensation Plan”).

Deferred compensation is distributed to eligible participants in January of the year following termination of their employment, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to participants in July of the year following termination of employment. No early distributions or withdrawals are allowed. If an election is made to defer performance shares earned under the LTP Program, shares are deferred and released to the participants as indicated above.

The specific benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation in Last Fiscal Year” below.

COMPENSATION DISCUSSION AND ANALYSIS | 43

Defined Contribution and Pension Plans

The Keysight Technologies, Inc. Retirement Plan (the “Retirement Plan”), the Keysight Technologies, Inc. Supplemental Benefit Retirement Plan (the “Supplemental Benefit Retirement Plan), the Keysight Technologies, Inc. Excess Benefit Retirement Plan (the “Excess Benefit Plan”), the Keysight Technologies, Inc. Deferred Profit-Sharing Plan (the “Deferred Profit-Sharing Plan”) and the Keysight Technologies, Inc. 401(k) Plan (the “401(k) Plan”) are designed to promote long-term employment retention, support the employee’s career-employment strategy, and provide employee retirement savings.

•	The Retirement Plan is a U.S. tax qualified defined benefit plan. The Retirement Plan was closed to new entrants on August 1, 2015.
•	The Supplemental Benefit Retirement Plan is an unfunded, non-qualified plan that pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula but are limited under the tax-qualified Retirement Plan by the Internal Revenue Code of 1986, as amended (the “Code”).
•	The Excess Benefit Retirement Plan is a frozen, unfunded, non-qualified plan that pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula (on accruals prior to December 31, 2004) but are limited under the tax-qualified Retirement Plan by the Code.
•	The Deferred Profit-Sharing Plan provides certain amounts to our NEOs and other employees who provided services to Agilent prior to August 1, 2014 and to Agilent’s predecessor company, Hewlett Packard Company, prior to November 1, 1993. It is a closed and frozen, defined contribution plan. The Deferred Profit-Sharing Plan is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.
•	The 401(k) Plan is a U.S. tax qualified defined contribution plan. The 401(k) Plan provides eligible employees with an opportunity to defer eligible covered compensation under Section 401(k) of the Code. The Company provides a matching contribution up to 4% of covered deferred compensation for legacy participants and up to 6% of covered deferred compensation for participants hired on or after August 1, 2015. The 401(k) Plan also permits a discretionary employer contribution up to 2% of covered compensation for participants hired on or after August 1, 2015.

Additional information on the pension benefits for which certain of the NEOs are eligible is set forth in the “Fiscal Year 2019 Pension Benefits Table.”

In addition, all employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (“EPF”), a government agency. This plan requires contribution from both the employer and the employee. We contribute a fixed contribution rate of 12% of Mr. Gooi’s eligible compensation. Mr. Gooi participates in this plan with a contribution rate of 11% of his eligible compensation. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which we contribute 3% of monthly base earning. No employee contributions are accepted for this plan.

Accounting Considerations

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards (awards to directors are fully vested upon grant). ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the stock award.

COMPENSATION DISCUSSION AND ANALYSIS | 44

Termination Arrangements – Severance Plan, Change of Control Severance Agreements and Equity Award Acceleration

Consistent with the practice of many of our peers, the Compensation Committee has adopted an Officer and Executive Severance Plan (the “Severance Plan”) for our U.S. based officers and executives, which provides for specified severance payments and benefits in cases where the officer is terminated other than for Cause, misconduct, death, or physical or mental incapacity or resigns for Good Reason (each, as defined in the Severance Plan). A more detailed description of the Severance Plan is provided in the “Officer and Executive Severance Plan” section below.

In addition, we have entered into Change-of-Control Agreements (each, a “Change of Control Agreement”) with our officers designed to provide protection to the officers so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, the Company’s best interests and those of our stockholders. These agreements provide for “double-trigger” payments and benefits, which means that they are eligible to receive such payments and benefits only in the event of a change of control of the Company and if the officer is terminated other than for Cause or resigns for Good Reason (each, as defined in the Change of Control Agreement) within a limited period of time after the change of control. Such benefits will not become payable unless both such events occur. A more detailed description of the Change of Control Agreements with the NEOs is provided in the “Change of Control Severance Agreements” section below.

Additionally, to encourage our employees to remain employed with the Company through the date of the applicable vesting event, our stock award agreements, including those of our NEOs, provide for certain vesting benefits in the event of death, disability or retirement or in certain circumstances involving a change in control. A more detailed description of the vesting benefits provided in our stock award agreements is provided in the “Acceleration and Continued Vesting of Equity Awards” section below.

The potential payments that would be received by our NEOs under the Severance Plan and the Change-of-Control Agreements are disclosed in the “Termination and Change of Control Table” below.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Keysight specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

November 20, 2019

Our executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to our Board of Directors on all elements of compensation for our executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into our 2019 Annual Report on Form 10-K.

Submitted by:

Compensation Committee
James G. Cullen, Chairperson
Jean M. Halloran
Richard P. Hamada
Joanne B. Olsen

EXECUTIVE COMPENSATION | 45

EXECUTIVE COMPENSATION

Fiscal Year 2019 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All other Compensation(4) ($)	Total ($)
Ronald S. Nersesian President and Chief Executive Officer	2019	$1,000,000	$0	$7,456,050	$0	$2,368,313	$261,651	$38,202	$11,124,216
	2018	$995,833	$0	$7,052,205	$0	$2,037,491	$116,340	$38,384	$10,240,253
	2017	$975,000	$0	$6,456,903	$0	$1,289,612	$236,997	$49,583	$9,008,095
Neil P. Dougherty Senior Vice President and Chief Financial Officer	2019	$568,333	$0	$1,571,733	$0	$762,644	$158,242	$32,486	$3,093,438
	2018	$545,833	$0	$1,452,749	$0	$701,573	$4,416	$30,261	$2,734,832
	2017	$500,000	$0	$1,347,487	$0	$416,399	$83,685	$45,192	$2,392,763
Jay Alexander Senior Vice President and Chief Technology Officer	2019	$516,250	$0	$1,514,560	$0	$651,896	$76,402	$12,981	$2,772,089
	2018	$472,917	$0	$1,531,336	$0	$572,152	$0	$15,247	$2,591,651
	2017	$450,000	$0	$1,122,864	$0	$352,715	$116,782	$18,744	$2,061,105
Satish Dhanasekaran	2019	$591,667	$0	$1,332,426	$0	$789,450	$97,698	$33,619	$2,844,860
Senior Vice President, President - Communications Solutions Group
Soon Chai Gooi(5) Senior Vice President, President - Electronic Industrial Solutions Group	2019	$489,121	$0	$1,944,309	$0	$650,110	$0	$1,292,076	$4,375,616
	2018	$442,065	$0	$1,618,969	$0	$636,968	$0	$816,859	$3,514,861
	2017	$407,920	$0	$1,603,522	$0	$438,552	$0	$689,409	$3,139,403
(1)	Reflects the aggregate grant date fair values of the stock and option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and Stock Compensation (“FASB ASC Topic 718”). For information on the valuation assumptions used in our computations, see Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2019.
(2)	Amounts consist of incentive awards earned by our NEOs during fiscal year 2019 under the Performance-Based Compensation Plan for covered employees.
(3)	Amounts represent the change in pension value for the Retirement Plan, the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan, as applicable. Please see the Section “Pension Benefits” below for greater detail regarding how such amounts were calculated.
(4)	Amounts reflect (i) employer contributions of $11,200 to Mr. Nersesian, Mr. Dougherty, Mr. Alexander, and Mr. Dhanasekaran accounts with Keysight Technologies, Inc. 401(k) Plan in fiscal year 2019, as well as $160,473 to Mr. Gooi for the Malaysia defined contribution plan; (ii) $22,505 for Mr. Nersesian, $18,235 for Mr. Dougherty and $17,486 for Mr. Dhanasekaran for services provided by The Ayco Company, LP, a financial counseling provider; (iii) travel expenses of $548 for Mr. Nersesian, $1,131 for Mr. Alexander, and $420 for Mr. Dhanasekaran for use of Keysight drivers and vehicles for personal travel, as well as an annual car and gasoline allowance of $29,570 for Mr. Gooi; (iv) relocation benefits in the total amount of $222,326 in connection with Mr. Gooi’s relocation from Malaysia to Singapore due to his main office change and tax restoration benefits in the total amount of $879,396 in connection with Mr. Gooi’s relocation from Malaysia to Singapore and his extensive travel to the U.S. on Company business; (v) club membership fees of $311 for Mr. Gooi; (vi) $692 for Mr. Nersesian, $900 for Mr. Dougherty, $650 for Mr. Alexander, as well as $1,300 for Mr. Dhanasekaran for employer contribution to a health savings account; and (vii) $3,257 for Mr. Nersesian, $2,151 for Mr. Dougherty, and $3,213 for Mr. Dhanasekaran for a full physical exam.
(5)	Amounts included for Mr. Gooi, with the exception of stock awards and option awards, are shown in U.S. Dollars but were paid to him in Malaysian Ringgit. To convert the amounts paid to U.S. Dollars, we used exchange rate as of the last business day of the applicable fiscal year (for fiscal year 2019 amounts, an exchange rate of 4.1792535793 Malaysian Ringgits per U.S. Dollar as of October 31, 2019).

EXECUTIVE COMPENSATION | 46

The following table itemizes the full grant date fair value of equity awards granted to our NEOs during fiscal year 2019 in accordance with FASB ASC Topic 718 for the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table”.

Long-Term Incentive Awards
	Total FY19 Expense			Total FY18 Expense			Total FY17 Expense
Name	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards
Ronald S. Nersesian	$4,407,885	$0	$3,048,165	$4,236,152	$0	$2,816,053	$3,970,788	$0	$2,486,115
Neil P. Dougherty	$929,158	$0	$642,575	$872,654	$0	$580,095	$828,652	$0	$518,835
Jay Alexander	$895,371	$0	$619,189	$919,853	$0	$611,483	$690,519	$0	$432,345
Satish Dhanasekaran	$787,705	$0	$544,721	$499,269	$0	$331,884	$552,768	$0	$346,081
Soon Chai Gooi	$1,149,407	$0	$794,902	$972,497	$0	$646,472	$986,112	$0	$617,410

EXECUTIVE COMPENSATION | 47

Fiscal Year 2019 Grants of Plan-Based Awards in Last Fiscal Year

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2019.

Grants of Plan-Based Awards in Fiscal Year 2019
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Ronald S. Nersesian	11/14/2018	$375,000	$750,000	$1,500,000
	5/22/2019	$375,000	$750,000	$1,500,000
	11/20/2018				$571,531	$2,286,124	$4,572,248		$2,286,124
	11/20/2018				$530,440	$2,121,761	$4,243,523		$2,121,761
	11/20/2018							56,084	$3,048,165
Neil P. Dougherty	11/14/2018	$121,125	$242,250	$484,500
	5/22/2019	$121,125	$242,250	$484,500
	11/14/2018				$120,479	$481,917	$963,834		$481,917
	11/14/2018				$111,810	$447,241	$894,481		$447,241
	11/14/2018							11,183	$642,575
Jay Alexander	11/14/2018	$104,000	$208,000	$416,000
	5/22/2019	$104,000	$208,000	$416,000
	11/14/2018				$116,098	$464,392	$928,783		$464,392
	11/14/2018				$107,745	$430,980	$861,959		$430,980
	11/14/2018							10,776	$619,189
Satish Dhanasekaran	11/14/2018	$120,000	$240,000	$480,000
	5/22/2019	$120,000	$240,000	$480,000
	11/14/2018				$102,135	$408,541	$817,081		$408,541
	11/14/2018				$94,791	$379,164	$758,328		$379,164
	11/14/2018							9,480	$544,721
Soon Chai Gooi	11/14/2018	$110,555	$221,109	$442,218
	5/22/2019	$110,767	$221,534	$443,068
	11/14/2018				$149,037	$596,148	$1,192,295		$596,148
	11/14/2018				$138,315	$553,259	$1,106,519		$553,259
	11/14/2018							13,834	$794,902
(1)	Reflects the value of the threshold, target and maximum potential cash payout established for fiscal year 2019 pursuant to the Keysight’s Performance-Based Compensation Plan. The maximum payout is 200% of target. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.” Please see the section “Short-Term Incentives” for greater detail regarding the NEOs’ cash incentive award opportunities, including the applicable performance goals.
(2)	Reflects the threshold, target and maximum number of shares that could be earned with respect to PSUs. Actual payout of these awards, if any, will be in the form of Keysight common stock determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in Keysight’s LTP Program were met, subject to the applicable NEO being employed through such determination date or being retirement eligible. For fiscal year 2019, on November 14, 2018, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the fiscal year 2019 through fiscal year 2021 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the relative TSR of the S&P 500 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on profitability as measured by Non-GAAP OM. Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in fiscal year 2019. Each NEO’s TSR PSUs appear above their respective OM PSUs in this table.
(3)	Reflects the number of shares subject to time-based RSUs, which vest annually over four years from the grant date, subject to the applicable NEO being employed through the applicable vesting date or being retirement eligible.
(4)	Reflects the aggregate grant date fair values of the RSUs and PSUs, computed in accordance with FASB ASC Topic 718.

EXECUTIVE COMPENSATION | 48

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the stock options, performance-based stock awards and restricted stock units held by our NEOs as of October 31, 2019.

Outstanding Equity Awards at Fiscal Year 2019 Year-End
		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
		Exercisable	Unexercisable
Ron S Nersesian	11/17/2015	—	—	—	—	—	15,135	$1,527,273	—	—
	11/15/2016	—	—	—	—	—	34,553	$3,486,743	—	—
	11/16/2017	—	—	—	—	—	48,111	$4,854,881	—	—
	11/20/2018						54,766	$5,526,437
	11/15/2016						70,060	$7,069,755
	11/15/2016						87,718	$8,851,624
	11/16/2017	—	—	—	—	—	—	—	48,110	$4,854,780
	11/16/2017	—	—	—	—	—	—	—	39,758	$4,011,980
	11/20/2018	—	—	—	—	—	—	—	42,063	$4,244,577
	11/20/2018	—	—	—	—	—	—	—	34,763	$3,507,934
Total		0	0				310,343	$31,316,713	164,694	$16,619,272
Neil P. Dougherty	11/20/2013	28,348	0	$29.83	11/20/2014	11/20/2023	—	—	—	—
	11/18/2014	51,026	0	$31.00	11/18/2015	11/17/2024	—	—	—	—
	11/17/2015	—	—	—	—	—	3,410	$344,103	—	—
	11/15/2016	—	—	—	—	—	7,385	$745,220	—	—
	11/16/2017	—	—	—	—	—	9,911	$1,000,119	—	—
	11/14/2018	—	—	—	—	—	11,183	$1,128,477
	11/15/2016						14,620	$1,475,304
	11/15/2016						18,306	$1,847,259
	11/16/2017	—	—	—	—	—	—	—	9,911	$1,000,119
	11/16/2017	—	—	—	—	—	—	—	8,190	$826,453
	11/14/2018	—	—	—	—	—	—	—	8,387	$846,332
	11/14/2018	—	—	—	—	—	—	—	6,931	$699,407
Total		79,374	0				64,815	$6,540,482	33,419	$3,372,311
Jay Alexander	11/17/2015	—	—	—	—	—	2,517	$253,990	—	—
	11/15/2016	—	—	—	—	—	6,154	$621,000	—	—
	11/16/2017	—	—	—	—	—	10,447	$1,054,207	—	—
	11/14/2018	—	—	—	—	—	10,522	$1,061,775	—	—
	11/15/2016						12,183	$1,229,387
	11/15/2016						15,254	$1,539,281
	11/16/2017	—	—	—	—	—	—	—	10,447	$1,054,207
	11/16/2017	—	—	—	—	—	—	—	8,633	$871,156
	11/14/2018	—	—	—	—	—	—	—	8,082	$815,555
	11/14/2018	—	—	—	—	—	—	—	6,679	$673,978
Total		0	0				57,077	$5,759,640	33,841	$3,414,895

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Outstanding Equity Awards at Fiscal Year 2019 Year-End
Satish Dhanasekaran	11/25/2015	—	—	—	—	—	275	$27,750	—	—
	11/15/2016	—	—	—	—	—	2,462	$248,440	—	—
	7/20/2017	—	—	—	—	—	2,071	$208,985	—	—
	11/16/2017	—	—	—	—	—	5,670	$572,160	—	—
	11/14/2018	—	—	—	—	—	9,480	$956,627	—	—
	11/15/2016						4,873	$491,734
	11/15/2016						6,102	$615,753
	7/20/2017						4,101	$413,832
	7/20/2017						5,134	$518,072
	11/16/2017	—	—	—	—	—	—	—	5,670	$572,160
	11/16/2017	—	—	—	—	—	—	—	4,686	$472,864
	11/14/2018	—	—	—	—	—	—	—	7,110	$717,470
	11/14/2018	—	—	—	—	—	—	—	5,876	$592,947
Total		0	0				40,168	$4,053,353	23,342	$2,355,441
Soon Chai Gooi	11/17/2015	—	—	—	—	—	4,030	$406,667	—	—
	11/15/2016	—	—	—	—	—	8,788	$886,797	—	—
	11/16/2017	—	—	—	—	—	11,045	$1,114,551	—	—
	11/14/2018	—	—	—	—	—	13,834	$1,395,989	—	—
	11/15/2016						17,398	$1,755,632
	11/15/2016						21,784	$2,198,224
	11/16/2017	—	—	—	—	—	—	—	11,045	$1,114,551
	11/16/2017	—	—	—	—	—	—	—	9,127	$921,006
	11/14/2018	—	—	—	—	—	—	—	10,375	$1,046,941
	11/14/2018	—	—	—	—	—	—	—	8,574	$865,202
Total		0	0				76,879	$7,757,860	39,121	$3,947,700
(1)	Amounts reflect outstanding stock option awards as of October 31, 2019. All stock option awards vest 25% annually on the first four anniversaries of the grant date.
(2)	Amounts reflect unvested RSUs as of October 31, 2019. All other awards, unless specifically noted below, vest at the rate of 25% per year from the grant date, subject to the applicable NEO being employed through such determination date or being retirement eligible. Includes the number of PSUs granted in fiscal year 2017 that were earned based on Keysight’s relative TSR and Non-GAAP OM for the fiscal year 2017 through fiscal year 2019 performance period, subject to the applicable NEO being employed through the date that the Compensation Committee determined the payout.
(3)	The market values of the unvested RSUs and PSUs (whether earned but unvested or unearned and unvested) are calculated by multiplying the number of units shown in the table by $100.91, the closing price of Keysight common stock as of October 31, 2019.
(4)	Amounts reflect multiple unearned and unvested PSU awards that are outstanding simultaneously as of the end of fiscal year 2019 for each NEO under the LTP Program. The payout, if any, of the performance share awards granted on November 16, 2017, and November 14, 2018 are determined in November 2020, and November 2021, respectively and are subject to the applicable NEO being employed through such determination date or being retirement eligible. In fiscal year 2018, on November 16, 2017, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the fiscal year 2018 through fiscal year 2020 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 400 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. In fiscal year 2019, on November 14, 2018, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the fiscal year 2019 through fiscal year 2021 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. For PSUs granted in fiscal year 2018, the target number of PSUs that may be earned is shown based on Keysight’s performance through fiscal year 2020. For PSUs granted in fiscal year 2019, the maximum number of PSUs that may be earned is shown based on Keysight’s performance through fiscal year 2021.

Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in fiscal year 2019.

EXECUTIVE COMPENSATION | 50

Fiscal Year 2019 Option Exercises and Stock Vested at Fiscal Year-End Table

The following table sets forth information on stock option exercises and stock vesting in fiscal year 2019 and the value realized on the date of exercise or vesting, if any, by each of our NEOs, as calculated, in the case of stock options, based on the difference between the market price of Keysight’s common stock at exercise and the option exercise price, and as calculated, in the case of RSUs, based on the closing share price of Keysight’s common stock on the NYSE on the vesting date and, in the case of PSUs based on the closing share price of Keysight’s common stock on the NYSE on the date that the payout is confirmed by the Compensation Committee

Options Exercises and Stock Vested in Fiscal Year 2019
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Awards Acquired Upon Vesting(1)	Value Realized on Vesting
Ronald S. Nersesian	87,760	$2,671,862	206,035	$19,776,056
Neil P. Dougherty	16,512	$1,071,698	43,331	$4,145,992
Jay Alexander	47,778	$2,474,617	36,103	$3,454,821
Satish Dhanasekaran	—	—	24,867	$2,473,573
Soon Chai Gooi	12,971	$390,670	51,287	$4,917,678
(1)	Amounts reflect the shares issued pursuant to PSUs granted in fiscal year 2017 pursuant to the LTI Program for the fiscal year 2017-2019 performance period that were paid out in fiscal 2020 in addition to restricted stock units that vested during fiscal year 2019.

Pension Benefits

The following table shows the estimated present value of accumulated benefits payable, including benefits payable on retirement to our NEOs under the Retirement Plan, the Deferred Profit Sharing Plan, the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan.

Years of service and years of credited service under the Retirement Plan includes years of service and years of credited service under the Hewlett Packard Retirement Plan and the Agilent Technologies, Inc. Retirement Plan. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation—Retirement Benefits for the fiscal year end measurement (as of October 31, 2019). The present value is based on a lump sum interest rate of 5.50%. See also Note 15 to Keysight’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019, as filed with the SEC on December 18, 2019.

Pension Benefits
Name	Plan Name(1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ronald S. Nersesian	Retirement Plan	17.1	$591,654	$0
	Supplemental Benefit Retirement Plan	17.1	$1,068,562	$0
Neil P. Dougherty	Retirement Plan	23.3	$479,605	$0
	Supplemental Benefit Retirement Plan	23.3	$162,139	$0
Jay Alexander	Deferred Profit-Sharing Plan	30.0	$89,7767	$0
	Retirement Plan	30.0	$645,677	$0
	Supplemental Benefit Retirement Plan	30.0	$117,215	$0
Satish Dhanasekaran	Retirement Plan	13.8	$206,331	$0
	Supplemental Benefit Retirement Plan	13.8	$59,478	$0
Soon Chai Gooi(3)	N/A	—	—	—
(1)	Employees must be at least 65 years of age and older in order to receive the full benefit under the Retirement Plan. Benefit payments from the Retirement Plan received prior to age 65 are reduced for “early” distribution. None of the NEOs are eligible for full benefits under the Retirement Plan.
(2)	To the extent applicable, a portion of each NEO’s Supplemental Benefit Retirement Plan benefits includes accrued benefits in the Excess Benefit Retirement Plan.
(3)	Mr. Gooi does not live in the United States and is not eligible to participate in the Retirement Plan or Supplemental Benefit Retirement Plan but is a participant in the Malaysian Defined Contribution Plan.

EXECUTIVE COMPENSATION | 51

Retirement Plan

The Retirement Plan provides full retirement benefits payable at the later of age 65 or termination. The benefits under the Retirement Plan are based on eligible compensation and years of credited service with Keysight, Agilent (as applicable) and HP (as applicable). No more than 30 years of credited service are used in determining the benefits under the Retirement Plan.

For service beginning on or after November 1, 2009, benefits are determined using the “2009 Benefit Formula.” For service on or before October 31, 2009, Retirement Plan benefits are determined under the “1993 Benefit Formula.”

The total benefits under the Retirement Plan are equal to the sum of the 2009 Benefit Formula benefits (if any) plus the 1993 Benefit Formula benefits (if any).

2009 Benefit Formula

Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on the participant’s pay rate and years of credited service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × pay rate at the end of the month	PLUS	5% × pay rate pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × pay rate at the end of the month	PLUS	5% × pay rate at the end of the month in excess of 50% of the Social Security Wage Base

No more than 30 years of credited service is considered for purposes of determining the total benefits under the Retirement Plan. If an employee has more than 30 years of credited service before they retire, the 2009 Benefit Formula benefits will be based on their highest consecutive annual 2009 Benefit Formula accruals during their career.

1993 Benefit Formula

Only employees who earned benefits under the Agilent Retirement Plan before November 1, 2009, have benefits under the 1993 Benefit Formula. Benefits under the 1993 Benefit Formula are calculated as of October 31, 2009 and are expressed as an annuity. The 1993 Benefit Formula was frozen, meaning that there were no additional accruals under the 1993 Benefit Formula after October 31, 2009.

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The 1993 Benefit Formula provides retirement benefits in the form of lifetime monthly payments beginning at age 65. These benefits are calculated using a formula that is based on the participant’s highest average pay rate, their final average compensation, and their total years of credited service during their career at Agilent and HP (if applicable) through October 31, 2009. The total years of credited service (which includes years of credited service under the HP Retirement Plan as of May 1, 2000) cannot exceed 30 in the 1993 Benefit Formula. The monthly retirement benefits beginning at age 65 (or later if the participant retires after age 65 but before they reach age 70 ½) are determined as follows:

1.5%	X	Highest Average Pay Rate at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30

Less Reduction for Social Security

The Social Security reduction based on 0.6% of the final average compensation recognizes the Company’s contribution through payroll taxes towards Social Security benefits.

0.6%	X	Final Average Compensation at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30

Some participants will have Retirement Plan benefits that are comprised of both 2009 Benefit Formula benefits that are calculated as a lump sum payable at age 65 and 1993 Benefit Formula benefits that are calculated as monthly annuity payments beginning at age 65. In this case, the total Retirement Plan benefits payable at age 65 are equal to (a) the value of the accrued benefits under the 2009 Benefit formula plus, (b) the value of the accrued benefits under the 1993 Benefit Formula, both of which must be payable in the same form. By using actuarial conversion factors, both the 2009 Benefit Formula and the 1993 Benefit Formula benefits can be converted so that both are paid as either an annuity or a lump sum.

The normal form of benefits under the Retirement Plan are either a single life annuity for single participants or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Retirement Plan Benefit Reductions If Paid Prior to Age 65

The benefits paid under the 2009 Benefit Formula will be reduced by 5% of compound interest for each year that the benefits are paid before the participant reaches age 65.

The benefits paid under the 1993 Benefit Formula will be reduced as set forth below:

•	Age 65: 100.00% of benefit
•	Age 64: 93.33% of benefit
•	Age 63: 86.67% of benefit
•	Age 62: 80.00% of benefit
•	Age 61: 73.33% of benefit
•	Age 60: 66.67% of benefit
•	Age 59: 63.33% of benefit
•	Age 58: 60.00% of benefit
•	Age 57: 56.67% of benefit
•	Age 56: 53.33% of benefit
•	Age 55: 50.00% of benefit

EXECUTIVE COMPENSATION | 53

If the 1993 Benefit is paid before age 55, an additional reduction is applied. The benefit reduced to 50% at age 55 (as described above), is further reduced based on an “actuarial equivalence factor.” The actuarial equivalence factor is determined based on the number of months the payment begins before age 55, applicable interest rates and applicable mortality table, and the participant’s life expectancy.

A different calculation is used for Participants who have less than 15 years of service, which may result in a larger reduction to their benefit.

All regular full-time or regular part-time employees hired prior to August 1, 2015 automatically become participants in the Retirement Plan on the May 1 or November 1 following the completion of two years of service.

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a frozen, tax-qualified defined contribution plan. HP, Inc. created and maintained a Deferred Profit Sharing Plan to provide its employees benefits with respect to their service with HP prior to November 1, 1993. Agilent and then Keysight replicated the frozen HP Deferred Profit Sharing Plan to continue to provide a retirement benefit to former HP employees for service with HP prior to November 1, 1993. The benefits under the Deferred Profit Sharing Plan are used as a floor offset for the Retirement Plan for benefits accrued under the 1993 Benefit Formula but only with respect to service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993. For the benefits attributable to service after October 31, 1993 under both the 1993 Benefit Formula and the 2009 Benefit Formula, there is no Deferred Profit Sharing Plan offset.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan determines a minimum retirement benefit amount.

The normal form of benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either a single life annuity for single participants, or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan

The Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan (which was frozen December 31, 2004) are unfunded, non-qualified plans. Benefits payable under both plans are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan, disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Code.

Participants in the Retirement Plan and/or Deferred Profit-Sharing Plan whose retirement benefits under those tax-qualified plans are limited by Sections 401(a)(17) or 415 of the Code automatically become a participant in the Supplemental Benefit Retirement Plan.

Benefits under the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan are payable upon termination or retirement as follows:

•	In general, accruals prior to January 1, 2005 are paid from the Excess Benefit Retirement Plan in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.
•	In general, subject to certain applicable exceptions, accruals after December 31, 2004 are paid from the Supplemental Benefit Retirement Plan based on the date participants retire or terminate: in January immediately following if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is greater than $150,000); or in a single lump sum (if the lump sum value is $150,000 or less).

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Malaysian Defined Contribution Plan

All employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (EPF), a government agency. This plan requires contribution from both the employee and the employer. Mr. Gooi participates in this plan with an 11% contribution rate of his eligible compensation. Keysight contributes a fixed contribution rate of 12% of Mr. Gooi’s eligible compensation. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which we make contributions equal to 3% of monthly base earnings. No employee contributions are accepted for this plan.

Non-Qualified Deferred Compensation in Last Fiscal Year

The Deferred Compensation Plan is available to all active employees on our U.S. payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $280,000 for 2019.

There are four types of earnings that may be deferred under the Deferred Compensation Plan:

•	Up to 100% of annual base pay earnings in excess of the IRS qualified plan limit of $280,000 for 2019;
•	Up to 95% of cash incentive award earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan;
•	Up to 95% of performance-based compensation paid out in accordance with the terms of Keysight’s LTP Program. Awards under this program are paid out in the form of shares of our common stock; and
•	Up to 95% of New Executive Stock (“NES”) awards.

Deferral elections may be made annually and can be part of overall tax planning for executives. There are several hypothetical investment options available under the Deferred Compensation Plan, which generally mirror the investment choices under the tax-qualified 401(k) Plan. All hypothetical investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ hypothetical accounts from the investment funds that the participant has elected.

At the time participation is elected, employees must also elect payout in one of two forms that can commence upon termination or be delayed by an additional one, two or three years following termination:

•	A single lump sum payment; or
•	Annual installments over a five-to-15-year period.

Unless a participant has elected to delay distribution of payments as described above, payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year or in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed, except in the event of an unforeseeable emergency, death or where the participant elected to make an in-service distribution on a fixed date. When and if received, a participant in the LTP Program may elect to defer his or her shares through the Deferred Compensation Plan at the time the award is granted. The LTP Program shares are deferred in the form of shares of our common stock only. At the end of the deferral period, the shares are simply released to the participant.

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Although the Deferred Compensation Plan is unfunded, Keysight has established a rabbi trust as a source of funds to make payments under the Deferred Compensation Plan. The table below provides information on the non-qualified deferred compensation of our NEOs for fiscal year 2019.

Keysight also maintains a frozen Deferred Compensation Plan for deferrals made prior to January 1, 2005 pursuant to the Agilent Deferred Compensation Plan. The frozen Deferred Compensation Plan no longer accepts deferrals but allows the same investment choices and hypothetical investments as the Deferred Compensation Plan.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End(3) ($)
Ronald S. Nersesian	$0	$0	$5,909,962	$0	$14,444,570
Neil P. Dougherty	$381,322	$0	$1,134,705	$0	$3,613,896
Jay Alexander	$382,672	$0	$2,048	$0	$384,720
Satish Dhanasekaran	$1,568,190	$0	$352,443	$0	$2,819,964
Soon Chai Gooi	$0	$0	$0	$0	$0
(1)	The amounts include base pay deferrals, short-term cash incentive award deferrals paid under the Performance-Based Compensation Plan, as well as deferrals representing the value of the shares paid out in accordance with the terms of Keysight’s LTP Program for fiscal year 2019. The base pay portion of the amounts reflected above is included in the amount reported as “Salary” in the “Summary Compensation Table. The short-term cash incentive award portion of the amounts reflected above is included in the amount reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal year 2019.
(2)	The amounts reflected are not included in the Summary Compensation Table for fiscal year 2019. These amounts consist of dividends, interest and change in market value attributed to each executive officer’s entire account balance during fiscal year 2019, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves. Such earnings were not preferential or above-market.
(3)	Includes the following amounts which previously were reported as compensation to the NEO in our Summary Compensation Table for fiscal years prior to fiscal year 2018: Mr. Nersesian: $1,260,461 and Mr. Dougherty: $1,724,530.
(4)	Mr. Gooi does not live in the United States and is not eligible to participate in the Deferred Compensation Plan.

Termination Arrangements – Severance Plan, Change of Control Severance Agreements & Equity Award Acceleration

Set forth below is a description of the plans and agreements that could result in potential payments to our NEOs in the case of their termination of employment and/or a change of control of Keysight.

Severance Plan

On March 18, 2015, the Compensation Committee adopted the Keysight Technologies, Inc. Officer and Executive Severance Plan (the “Severance Plan”). The Severance Plan provides for severance payments and benefits (“Severance Benefits”) to our executive officers and vice presidents. The Severance Benefits do not apply in connection with a change of control of Keysight if an executive officer or vice president is covered under a change of control severance agreement or similar arrangement with Keysight. Accordingly, our NEOs who have each entered into a Change of Control Severance Agreement with us would only be entitled to the Severance Benefits in connection with a termination that occurs outside of the change of control context. The Severance Plan replaces any benefits provided by a workforce management program.

In general, in order to qualify for Severance Benefits, the executive officer’s or vice president’s employment must have been terminated either (i) by us other than for “cause”, misconduct, death, or physical or mental incapacity or (ii) by the executive officer or vice president for “good reason”. In addition to satisfying other conditions set forth in the Severance Plan, to qualify for Severance Benefits, the executive officer or vice president must execute a general release of claims in favor of Keysight and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his or her proprietary information and non-disclosure agreement, not making certain public statements concerning Keysight without first receiving Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.

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The Severance Plan provides for: (i) a lump sum cash severance payment, (ii) a pro-rated annual cash incentive award, if any, for the performance period in which the executive officer’s or vice president’s employment terminates, subject to the achievement of the performance goals and other terms and conditions that apply to him or her for that performance period, provided that any individual goals will be deemed to have been earned at target, (iii) 12 months of accelerated vesting of stock awards that are subject only to service-based vesting conditions and are held by executive officers and vice presidents that are not retirement eligible, (iv) waiver of the service-vesting condition for restricted stock unit and/or restricted stock awards that are subject to performance-based vesting conditions, which will remain outstanding subject to the applicable performance conditions, and (v) a lump sum cash payment of $20,000 ($40,000 in the case of our CEO) to pay for the cost of COBRA health benefit continuation coverage or to be used for any other purpose the executive officer or vice president chooses. The amount of the lump sum severance payment in the case of our executive officers, equals 100% (200% in the case of our CEO) of the sum of (i) his or her current annual base salary and (ii) his or her average actual annual cash incentive award percentage as compared to the target percentage paid for the three fiscal years prior to the fiscal year in which he or she terminates employment, applied to his or her current base salary. For our vice presidents, the amount of the lump sum severance payment equals 100% of his or her annual base salary only and does not take into account his or her cash incentive award.

Further, if the executive officer or vice president is retirement-eligible under the terms of the applicable stock award, the executive officer or vice president will not receive the benefits described above but will instead benefit from the retirement treatment set forth in such award in accordance with its terms and the requirements of Section 409A of the Code.

Change of Control Severance Agreements

As noted above, each of our NEOs has entered into a Change of Control Severance Agreement with us. Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without “cause” or voluntarily terminates within 3 months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control, or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, then the NEO will be entitled to: (i) two times, or with respect to Mr. Nersesian three times, the sum of his base salary and target cash incentive award, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding stock options, if any, and stock awards not subject to performance-based vesting, and (iv) a pro-rated cash incentive award under any cash incentive award plan applicable to the NEO, for the performance period in which the NEO’s termination of employment occurs equal to the amount, if any, of the cash incentive award the NEO would have been paid based on the achievement of performance goals under the terms of such cash incentive award plan had the NEO continued employment with Keysight until the end of such performance period. In addition, if the NEO experiences a qualifying termination prior to a change of control and any of his unvested stock awards terminate prior to the change of control before such awards would have otherwise vested on account of the qualifying termination, the NEO will receive a cash payment equal to the value of the shares that would have vested on the date of the change of control less any exercise price. The NEO’s stock awards that are subject to performance-based vesting will be governed by the applicable award agreement. The Change of Control Severance Agreements replace any benefits provided by a workforce management program.

As a condition to receiving such severance benefits, an NEO must execute a release of all of his rights and claims relating to his employment and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his proprietary information and non-disclosure agreement, not making certain public statements concerning Keysight without first receiving the Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.

The Change of Control Severance Agreements with our NEOs do not provide for tax gross-ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each Change of Control Severance Agreement instead contains a “better after-tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

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Acceleration and Continued Vesting of Equity Awards

Under each NEO’s stock award agreements, if an NEO dies or becomes fully disabled, his unvested stock options, if any, or stock awards that are subject only to service-based vesting conditions will fully vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such death or disability occurs within the first 12 months of the vesting period. In addition, under each NEO’s stock award agreements when an NEO retires, his stock options, if any, and stock awards that are subject only to service-based vesting conditions continue to vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such retirement occurs within the first 12 months of the vesting period. Currently, only Mr. Nersesian, Mr. Alexander and Mr. Gooi are entitled to retirement vesting based on Company-wide equity award agreement eligibility. In addition, in the event there is a change of control, under the Stock Plan, options or stock awards will fully vest immediately prior to the closing of the transaction unless such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. Stock options and stock awards that are subject only to service-based vesting conditions vest on a “double-trigger” basis in connection with a change of control of Keysight pursuant to the Severance Plan and each NEO’s Change of Control Severance Agreement as discussed above, while each NEO’s performance awards provide that in the event of a change of control, such awards will be paid out at the greater of the target award or the accrued amount of the payout but will be pro-rated if such change of control occurs within the first 12 months of the vesting period.

“Cause,” “Good Reason” and “Change of Control” Definitions

For purposes of the Severance Plan, “good reason” means a material diminution in an executive officer’s or vice president’s authority, duties or responsibilities resulting in a significant diminution of position without the executive officer’s or vice president’s consent that is not cured by Keysight within 30 days of written notice to Keysight by the executive officer or the vice president of such diminution. “Good reason” will only exist if the executive officer or the vice president notifies Keysight of the occurrence of the events giving rise to such “good reason” within 30 days of their initial occurrence. An executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished so long as the executive officer or the vice president continues to perform substantially the same functional role for Keysight as he or she performed immediately prior to the occurrence the events alleged to constitute “good reason” whether in the same location or another location assigned to him or her by Keysight. In addition, an executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished solely by reason of a change to his or her title or compensation or benefits.

For purposes of the Change of Control Severance Agreements, “good reason” means (i) a more than $10,000 reduction of the NEO’s rate of compensation as in effect immediately prior to the effective date of the agreement or in effect immediately prior to the occurrence of a change of control, whichever is greater, other than reductions in base salary that apply broadly to employees of Keysight or reductions due to varying metrics and achievement of performance goals for different periods under variable pay programs; (ii) the failure to provide a package of benefits which, taken as a whole, provides substantially similar benefits to those in which the NEO is entitled to participate in the day prior to the occurrence of the change of control or any action by Keysight which would significantly and adversely affect the NEO’s participation or reduce the NEO’s benefits under any of such plans in existence the day prior to the Change of Control, other than changes that apply broadly to employees of Keysight; (iii) a change in the NEO’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by Keysight within 30 days after notice thereof is given by the NEO); (iv) the NEO relocates to a worksite that is more than 35 miles from the NEO’s prior worksite, unless the NEO consents to such relocation; (v) failure or refusal of a successor to Keysight to assume Keysight’s obligations under the Change of Control Service Agreement; or (vi) the material breach by Keysight or any successor to Keysight of any of the material provisions of the NEO’s Change of Control Severance Agreement. The NEO’s duties, responsibilities, authority, job title or reporting relationships will not be considered to be significantly diminished so long as the NEO continues to perform substantially the same functional role for Keysight as the NEO performed immediately prior to the occurrence of the change of control, even if Keysight becomes a subsidiary or division of another entity. In addition, to constitute “good reason”, the NEO must notify Keysight of any event purporting to constitute “good reason” within 60 days following the NEO’s knowledge of its existence, and Keysight will have 30 days in which to correct or remove such “good reason”, or such event will not constitute “good reason”.

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For purposes of the Severance Plan and the Change of Control Severance Agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty that has a material adverse effect on Keysight’s business or reputation; (ii) repeated unexplained or unjustified absences from Keysight; (iii) refusal or willful failure to act in accordance with any specific directions or orders of Keysight that has a material adverse effect on Keysight’s business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Keysight as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Keysight which has a material adverse effect on Keysight’s business or reputation; or (vi) intentional, material violation by the NEO of any contract between the NEO and Keysight or any statutory duty of the NEO to Keysight that is not corrected within 30 days after written notice to the officer; provided, however, that “cause” in the case of the Change of Control Severance Agreements also means conduct by the NEO that the Board determines demonstrates gross unfitness to serve, and the NEO’s refusal or willful failure to act in accordance with any written policies of Keysight that has a material adverse effect on Keysight’s business or reputation.

For purposes of the Change of Control Severance Agreements and the Stock Plan, a “Change of Control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of Keysight to a person or group which will continue the business of Keysight in the future; (ii) a merger or consolidation involving Keysight in which the shareholders of Keysight immediately prior to such merger or consolidation are not the beneficial owners of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of Keysight immediately prior to such merger or consolidation; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Keysight by a person or group. For purposes of the Change of Control Severance Agreements, a “Change of Control” also occurs if the incumbent members of the Board as of November 1, 2014 or their successors cease for any reason to constitute at least a majority of the Board.

Termination and Change of Control Table

For each of our NEOs, the table below estimates the amount of compensation that would be paid in the event of the following:

•	a change of control of Keysight occurs and the NEO experiences a qualifying termination under his Change of Control Severance Agreement;
•	a qualified termination under the Severance Plan;
•	a voluntary termination by the NEO or an involuntary termination of the NEO by Keysight with cause;
•	the termination of the NEO due to death or disability;
•	the retirement of the NEO;
•	a change of control of Keysight in which stock awards are not assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; or
•	a change of control of Keysight in which stock awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

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The amounts shown assume that each of the terminations was effective as of October 31, 2019.

		Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control(1) ($)	Qualifying Termination under Severance Plan(2) ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Death or Disability(3) ($)	Retirement(4) ($)	Change of Control with No Replacement Equity(5) ($)	Change of Control with Replacement Equity(6) ($)
Ronald S. Nersesian	Cash Severance Payments	7,500,000	5,440,000	—	—	—	—	—
	Continuation of Benefits(7)	80,000	40,000	—	—	—	—	—
	Stock Award Acceleration(8)	15,395,334	—	—	15,395,334	—	15,395,334	—
	Stock Award Cont’d Vesting(9)	—	15,395,334	—	—	15,395,334	—	—
	Performance Awards(10)	26,400,982	26,400,982	—	26,400,982	26,400,982	26,400,982	—
	Pension Benefits(11)	1,646,388	1,646,388	1,646,388	1,646,388	1,646,388	—	—
	Total Termination Benefits:	51,022,704	48,922,704	1,646,388	43,442,704	43,442,704	41,796,316	—

Neil P. Dougherty	Cash Severance Payments	2,109,000	1,125,560	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	3,217,919	1,332,012	—	3,217,919	—	3,217,919	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	5,413,620	5,413,620	—	5,413,620	—	5,413,620	—
	Pension Benefits(11)	604,337	604,337	604,337	604,337	604,337	—	—
	Total Termination Benefits:	11,424,876	8,495,529	604,337	9,235,876	604,337	8,631,539	—

Jay Alexander	Cash Severance Payments	1,872,000	1,067,733	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	2,990,972	—	—	2,990,972	—	2,990,972	—
	Stock Award Cont’d Vesting(9)	—	2,990,972	—	—	2,990,972	—	—
	Performance Awards(10)	5,118,962	5,118,962	—	5,118,962	5,118,962	5,118,962	—
	Pension Benefits(11)	914,549	914,549	914,549	914,549	914,549	—	—
	Total Termination Benefits:	10,976,483	10,112,216	914,549	9,024,483	9,024,483	8,109,934	—

Satish Dhanasekaran	Cash Severance Payments	2,160,000	1,161,600	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	2,013,962	686,188	—	2,013,962	—	2,013,962	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	3,608,441	3,608,441	—	3,608,441	—	3,608,441	—
	Pension Benefits(11)	234,324	234,324	234,324	234,324	234,324	—	—
	Total Termination Benefits:	8,096,727	5,710,553	234,324	5,856,727	234,324	5,622,403	—

Soon Chai Gooi	Cash Severance Payments(12)	1,869,098	—	—	—	—	—	—
	Continuation of Benefits(7)	80,000	—	—	—	—	—	—
	Stock Award Acceleration(8)	3,804,004	—	—	3,804,004	—	3,804,004	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	3,804,004	—	—
	Performance Awards(10)	6,376,907	—	—	6,376,907	6,376,907	6,376,907	—
	Pension Benefits(11)	—	—	—	—	—	—	—
	Total Termination Benefits:	12,130,009	—	—	10,180,911	10,180,911	10,180,911	—
(1)	Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without cause or voluntarily terminates within 3 months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control, or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, his or her unvested stock options, if any, and stock awards that are subject only to service-based vesting conditions will fully vest. In addition, pursuant to the terms of each NEO’s performance award agreement, following the end of the performance period (or any earlier performance period termination date in connection with the change of control), performance awards will be paid out at the greater of the target award or the accrued amount of the payout; except that if such change of control occurs during the first 12 months of the NEO’s vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement times (b) a fraction, the numerator of which is the number of days from the beginning of the NEO’s vesting period to the date of such change of control, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the following: (x) for PSUs granted in fiscal year 2017, the actual number of PSUs that were earned through fiscal year 2019, (y) for PSUs granted in fiscal year 2018, the target number of PSUs that may be earned through fiscal year 2020, and (z) for PSUs granted in fiscal year 2019, the maximum number of PSUs that may be earned through fiscal year 2020 (collectively, the “PSU Calculations”), subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in fiscal year 2019. Because fiscal year 2019 cash incentive awards would have been earned, if at all, as of October 31, 2019, we have not included these amounts in this column.
(2)	Under the Severance Plan, the vesting of stock options, if any, and stock awards which would have occurred during the 12-month period following termination of employment will accelerate; provided, however, if the NEO is retirement-eligible under the terms of the applicable award, the NEO will instead benefit from the retirement treatment set forth in such award agreement. As of October 31, 2019, Messrs. Nersesian, Alexander, and Gooi were retirement-eligible under the terms of their award agreements. Any remaining unvested stock options and stock

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awards, if any, will be forfeited. Unvested performance stock awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations.

(3)	Each NEO’s stock awards that are subject only to service-based vesting conditions provide that if a NEO dies or becomes disabled, his or her unvested stock options, if any, and stock awards will fully vest. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such death or disability occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the award determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such death or disability, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in fiscal year 2019.
(4)	Each NEO’s stock awards that are subject only to service-based vesting provide that if an NEO retires from Keysight, all unvested stock options, if any, and stock awards continue to vest per the original terms of the grant. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such retirement occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such retirement, and the denominator of which is the number of days in the 12-month period. As of October 31, 2019, Messrs. Nersesian, Alexander, and Gooi were eligible for such continued vesting upon retirement. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in fiscal year 2019.
(5)	Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will accelerate if they are not assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. We have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column. For purposes of determining the amounts paid out under each NEO’s performance awards, the calculated values are based on the PSU Calculations.
(6)	Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will not accelerate if they are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. We have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column.
(7)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control or a qualified termination under the Severance Plan.
(8)	Calculated the acceleration value of the time-based stock awards using $100.91, the closing price of Keysight common stock as of October 31, 2019 (the “Fiscal Year End Price”). No vesting acceleration for stock options is included because, as of October 31, 2019, each of the NEOs had already fully vested in their outstanding stock options.
(9)	For purposes of determining the value of the time-based stock awards, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date. No vesting continuation for stock options is included because, as of October 31, 2019, each of the NEOs had already fully vested in their outstanding stock options.
(10)	To determine the value of performance-based stock awards in scenarios where such awards will continue to vest, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date. The value of performance-based stock awards that accelerate was calculated using the Fiscal Year End Price. Actual payments at vesting of the performance-based stock awards could be different based on final performance results. The performance period for the PSUs granted in fiscal year 2017 concluded on October 31, 2019, but the award remained unvested, subject to the applicable NEO being employed through the date that the Compensation Committee determined the payout.
(11)	For information regarding potential payments upon termination under the Deferred Compensation Plan and the Retirement Plan, and the Supplemental Benefit Retirement Plan, in which our NEOs participate, see “Non-Qualified Deferred Compensation in Last Fiscal Year” and “Pension Benefits” above.
(12)	The amounts for Mr. Gooi’s Cash Severance Payment are shown in U.S. Dollars but would be payable to him in Malaysian Ringgit. To convert the amount payable in U.S. Dollars, we used the exchange rate as of October 31, 2019, or 4.1792535793 Malaysian Ringgits per U.S. Dollar.

EXECUTIVE COMPENSATION | 61

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Keysight is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Nersesian, our CEO. To understand this disclosure, we believe that it is important to give context to Keysight’s operations. Keysight’s corporate headquarters is in Santa Rosa, California with employees in over 30 countries. As a global organization, approximately 65% of Keysight’s employees were located outside of the U.S. as of October 31, 2019. The countries with the largest number of our employees are the United States, Malaysia, India, China, and Germany.

Keysight is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with our executive compensation program, Keysight’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, our pay structures vary among our employees based on position, geographic location and consideration of local competitive market practices.

Pay Ratio

For fiscal year 2019, Keysight’s last completed fiscal year:

•	The median of the annual total compensation of all of Keysight’s employees, other than Mr. Nersesian, was $84,714.
•	Mr. Nersesian’s annual total compensation, as reported in the “Total” column of the Summary Compensation Table was $11,124,216.

Based on this information, the ratio of the annual total compensation of Mr. Nersesian to the median of the annual total compensation of all of Keysight’s employees other than Mr. Nersesian is estimated to be 1 to 131.

Identification of Median Employee

We selected October 31, 2019, the last day of fiscal year 2019, as the date on which to determine our median employee. As of that date, Keysight had approximately 14,120 employees, including full-time and part-time employees, employees on leave of absence and temporary employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from Keysight’s internal records as of October 31, 2019:

•	Earned base salary or base wages for the period beginning on November 1, 2018 and ending on October 31, 2019.
•	Target bonuses for fiscal year 2019.

We selected the above compensation elements because they represent Keysight’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the accounting rates as of October 31, 2019. These rates are set on the last workday of each month for the following month using current market rates. For example, the February accounting rate is set using market rates on January 31st. In identifying the median employee, we have considered all employees who joined Keysight through acquisitions during the last fiscal year and we did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.

In determining the annual total compensation of the median employee, the employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table with respect to each of Keysight’s NEOs.

FREQUENTLY ASKED QUESTIONS | 62

FREQUENTLY ASKED QUESTIONS

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2019 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about January 31, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how to access and review the proxy materials on the Internet. The Notice also instructs you as to how to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such. materials in the Notice.
Q:	Why am I receiving these materials?
A:	Keysight is providing these proxy materials to you because you were an owner of Keysight common stock as of the close of business on January 21, 2020 (the “Record Date”). Keysight is providing these proxy materials on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with Keysight’s 2020 Annual Meeting, which will take place on March 19, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Q:	Who is soliciting my proxy?
A:	Keysight is soliciting proxies to be used at the Annual Meeting on March 19, 2020, for the purposes set forth in the foregoing notice.
Q:	What is included in these materials?
A:	These materials include:
•	Proxy Statement for Keysight’s 2020 Annual Meeting; and
•	2019 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:	What information is contained in these materials?
A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.
Q:	What proposals will be voted on at the Annual Meeting?
A:	There are three proposals scheduled to be voted on at the Annual Meeting:
•	the election of three directors for a 3-year term;
•	the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm for fiscal year 2020; and
•	an advisory vote to approve the compensation of Keysight’s named executive officers for fiscal year 2019.

FREQUENTLY ASKED QUESTIONS | 63

Q:	What is the Keysight Board’s voting recommendation?
A:	Keysight’s Board recommends that you vote your shares:
•	“FOR” each of the nominees to the Board;
•	“FOR” the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm for fiscal year 2020; and
•	“FOR” the approval of the compensation of Keysight’s named executive officers for fiscal year 2019.
Q:	What shares owned by me can be voted?
A:	All shares owned by you as of the Record Date may be voted. You may cast one vote for each share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Keysight Technologies, Inc. 2014 Equity Plan and the Keysight Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Keysight Technologies, Inc. Deferred Compensation Plans. On the Record Date, Keysight had 188,125,041 shares of common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders of Keysight hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Keysight’s transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chairman of the Board, President and Chief Executive Officer, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, or to vote in person at the Annual Meeting. If you requested printed copies of the proxy materials, Keysight has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:	How can I vote my shares in person at the Annual Meeting?
A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of Keysight stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the Annual Meeting, Keysight recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

FREQUENTLY ASKED QUESTIONS | 64

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.
Q:	Can I revoke my proxy or change my vote?
A:	You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
Q:	How are votes counted?
A:	In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2 and 3, your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.”

If you “ABSTAIN,” it has the same effect as a vote “AGAINST” proposals 2 and 3. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. In accordance with federal legislation adopted in 2010, the SEC has approved changes to NYSE Rule 452, the broker vote rule, that make executive compensation matters, including say-on-pay, non-routine matters. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors) and 3 (approval of the compensation of Keysight’s named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:	What is the voting requirement to approve each of the proposals?
A:	Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Our Board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating and Corporate Governance Committee, or another duly appointed Committee of the Board, will

FREQUENTLY ASKED QUESTIONS | 65

determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Keysight will publicly disclose the Committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.

Proposal 2, Ratification of the Independent Registered Public Accounting Firm: The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. This proposal is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Proposal 3, Approval of the Compensation of Keysight’s Named Executive Officers: The advisory vote regarding approval of the compensation of Keysight’s named executive officers requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?
A:	It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the Internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.
Q:	Where can I find the voting results of the Annual Meeting?
A:	Keysight will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Form 8-K within four business days of the Annual Meeting.
Q:	What happens if additional proposals are presented at the Annual Meeting?
A:	Other than the three proposals described in this Proxy Statement, Keysight does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chairman of the Board, President and Chief Executive Officer, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of Keysight’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q:	What is the quorum requirement for the Annual Meeting?
A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
Q:	Who will count the vote?
A:	A representative of Computershare Trust Company will tabulate the votes and act as the inspector of election.

FREQUENTLY ASKED QUESTIONS | 66

Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Keysight or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Keysight’s management.
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:	Keysight will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Keysight has retained the services of Georgeson, Inc. (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Keysight estimates that it will pay Georgeson a fee of $11,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Keysight’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Keysight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.
Q:	May I propose actions for consideration at next year’s Annual Meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Keysight’s proxy statement for next year’s Annual Meeting, the written proposal must be received by Keysight no later than October 3, 2020 and will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Keysight sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during the 2020 Annual Meeting, written notice must have been received by Keysight not less than 90 days before the first anniversary of the preceding year’s Annual Meeting or more than 120 days before the first anniversary of the preceding year’s Annual Meeting and should contain such information as required under Keysight’s Bylaws. Keysight’s 2020 Annual Meeting is March 19, 2020 and thus, in order for such notice to be timely for next year’s Annual Meeting, it must be received by Keysight not later than December 19, 2020 or earlier than November 19, 2020.

Nomination of Director Candidates: Keysight’s Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Keysight in writing not less than 90 days before the first anniversary of the preceding year’s Annual Meeting or more than 120 days before the first anniversary of the preceding year’s Annual Meeting. Keysight’s 2020 Annual Meeting is March 19, 2020, and thus, in order for such nomination notice to be timely for next year’s Annual Meeting, it must be received by Keysight not later than December 19, 2020 or earlier than November 19, 2020. In addition, the notice must meet all other requirements contained in Keysight’s Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

Copy of Bylaw Provisions: You may contact the Keysight Corporate Secretary at Keysight’s corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Keysight’s Bylaws can be accessed on the Keysight Investor Relations Web site at http://www.investor.keysight.com. Click “Corporate Governance” and then “Governance Policies” on the left hand side of the screen.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:	To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by calling us at (707) 577-3225 or by writing to us at

FREQUENTLY ASKED QUESTIONS | 67

Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:	If I share an address with other stockholders of Keysight, how can we get only one set of voting materials for future meetings?
A:	You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (707) 577-3225 or by writing to us at: Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records.

You may receive a copy of Keysight’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 without charge by sending a written request to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, California 95403, Attn: Investor Relations.

By Order of the Board,

Jeffrey K. Li
Senior Vice President, General Counsel
and Secretary
Dated: January 31, 2020

DIRECTIONS TO THE ANNUAL MEETING | 68

DIRECTIONS TO THE ANNUAL MEETING

From the South
Take Highway 101 North towards Santa Rosa. Take the Bicentennial Way exit East in Santa Rosa (Exit 491B). Follow Bicentennial Way up the hill and merge with Fountaingrove Parkway. Turn right into the Keysight Technologies’ main entrance.

From the North
Take Highway 101 South towards Santa Rosa. Take the Mendocino Ave/ Hopper Ave exit (Exit 492). Turn left on Cleveland Avenue and turn left on Mendocino Overcrossing and merge with Fountaingrove Parkway. Turn right into Keysight Technologies’ main entrance.

Parking
Once you have entered the main entrance, follow the sign “Stockholder Meeting Parking” to the designated parking area.

Admission to the Annual Meeting will be limited to stockholders. You are entitled to attend the Annual Meeting only if you are a stockholder of record as of the close of business on January 21, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership as of January 21, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Annual Meeting. Keysight reserves the right to inspect any persons or items prior to their admission to the Annual Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Annual Meeting.

KEYSIGHT TECHNOLOGIES VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Pacific Time, on March 19, 2020.

Vote by Internet

- Go to **www.envisionreports.com/KEYS**
- Or scan the QR code with your smart phone
- Follow the steps outlined on the secure website

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEYS

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Paul N. Clark	☐	☐	☐
02 - Richard P. Hamada	☐	☐	☐
03 - Paul A. Lacouture	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 2 D M

035YGE

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEYS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Keysight Technologies, Inc.

Annual Meeting of Stockholders—March 19, 2020

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ronald S. Nersesian and Jeffrey K. Li, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 21, 2020, at the Annual Meeting of Stockholders to be held on Thursday, March 19, 2020, or any postponement or adjournment thereof.
IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐